Exhibit 10.2

EXECUTION VERSION
AMENDMENT NO. 2 (the “Amendment”), dated as of July 31, 2019, to the Second Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2017 (as amended by Amendment No. 1, dated as of March 5, 2018 and as further amended, restated, amended and restated, supplemented and/or modified from time to time, the “Credit Agreement”) among Pattern US Finance Company LLC (“US Borrower”), Pattern Canada Finance Company ULC (“Canada Borrower” and, together with US Borrower, the “Borrowers”), the Guarantors party thereto (the “Guarantors” and together with the Borrowers and Pattern St. Joseph’s Holdings Inc., the “Credit Parties”), Pattern US Operations Holdings LLC (the “US Pledgor”), Pattern Canada Operations Holdings ULC (the “Canada Pledgor” and, together with the US Pledgor, the “Pledgors” and, together with the Credit Parties, the “Pattern Parties”), Royal Bank of Canada (acting through its New York Branch), as Administrative Agent (the “Administrative Agent”), and the other parties party thereto.
WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the US Borrower has requested Incremental Term Loans in an aggregate principal amount not exceeding $250,000,000 (the “2019 Incremental Term Loan Facility” and the loans thereunder, “2019 Incremental Term Loans”), the proceeds of which shall be used for Permitted Uses, including in part to repay outstanding Revolving Loans and in part to acquire certain renewable assets.
WHEREAS, each financial institution identified on the signature pages hereto and on Schedule 1 as a “2019 Incremental Term Loan Lender” (collectively, the “2019 Incremental Term Loan Lenders”) is willing to make severally the 2019 Incremental Term Loans on the 2019 Incremental Amendment Closing Date (as defined below) in an aggregate amount equal to their respective 2019 Incremental Term Loan Commitments (as defined below), subject to the terms and conditions set forth in this Amendment.
WHEREAS, each financial institution identified on the signature pages hereto as a “Revolving Lender” (which, when aggregated with the Total Exposure of the 2019 Incremental Term Lenders in respect of the 2019 Incremental Term Loans, constitute the Required Lenders) consents to the Additional Amendments (as defined below), subject to the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms; Rules of Interpretation. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby. The rules of interpretation set forth in Section 1.3 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
SECTION 2.    2019 Incremental Term Loans.
(a)    Subject to the terms and conditions set forth herein, each 2019 Incremental Term Loan Lender severally agrees to make 2019 Incremental Term Loans to the US Borrower on the 2019 Incremental Amendment Closing Date in an aggregate principal amount equal to its 2019 Incremental Term Loan Commitment, which shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “2019 Incremental Term Loan Commitment” of any 2019 Incremental Term Loan Lender will be the amount set forth opposite such 2019 Incremental Term Loan Lender’s name on Schedule 1 hereto.

(b)    The 2019 Incremental Term Loans shall comprise a new Class and Series of Incremental Term Loans and shall be subject to all provisions of the Credit Agreement and the other Credit Documents applicable to Incremental Term Loans.
(c)    On the 2019 Incremental Amendment Closing Date, each 2019 Incremental Term Loan Lender party hereto (including in its capacity as a Revolving Lender) irrevocably consents to this Amendment and all modifications to the Credit Agreement contemplated hereby.
(d)    Upon the occurrence of the 2019 Incremental Amendment Closing Date, each 2019 Incremental Term Loan Lender shall have the rights and obligations of an Incremental Term Loan Lender, a Lender and a Secured Party under the Credit Agreement and the other Credit Documents.
(e)    Each Pattern Party acknowledges and agrees that the 2019 Incremental Term Loans shall (i) constitute Obligations and “Secured Obligations” (as defined in each of the US Pledge and Security Agreement, Canada Pledge and Security Agreement, US Pledge Agreement and Canada Pledge Agreement) and (ii) be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties and entitled to the benefits of the Collateral Documents and the Guaranty.
SECTION 3.    Incremental Amendments. In accordance with Sections 2.22 and 10.5 of the Credit Agreement and effective as of the 2019 Incremental Amendment Closing Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken tex~~t) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the Credit Agreement attached as Annex A hereto.
SECTION 4.    Additional Amendments. In accordance with Section 10.5 of the Credit Agreement and effective as of the Additional Amendments Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the redline comparison of the Credit Agreement attached as Annex B hereto (the “Additional Amendments”).
SECTION 5.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Pattern Party represents and warrants to the other parties hereto on the 2019 Incremental Amendment Closing Date that:
(a)    such Pattern Party (a) is duly organized, validly existing and in good standing under the Governmental Rules of its jurisdiction of organization as identified in Schedule 4.1 of the Credit Agreement, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Amendment (and the Credit Agreement, as amended hereby, and any other Credit Documents to be entered into by it in connection therewith) and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in the case of clauses (b) and (c), where the failure to do so would not be reasonably expected to have, a Material Adverse Effect;
(b)    (i) the execution, delivery and performance by such Pattern Party of this Amendment (and the Credit Agreement, as amended hereby, and any other Credit Documents to be executed and delivered by it in connection therewith) is within such Pattern Party’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of each such Pattern Party;

and (ii) this Amendment has been duly executed and delivered by such Pattern Party and is a legal, valid and binding obligation of such Pattern Party, enforceable in accordance with its terms, subject to the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing;
(c)    the execution and delivery by such Pattern Party of this Amendment (and the Credit Agreement, as amended hereby, and any other Credit Documents to be executed and delivered by it in connection therewith) and the performance by such Pattern Party thereof do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) in connection with the perfection of any security interests pursuant to the Credit Agreement or any other Credit Document or (C) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect; and
(d)    the execution and delivery by such Pattern Party of this Amendment (and the Credit Agreement, as amended hereby, and any other Credit Documents to be executed and delivered by it in connection therewith) and the performance by such Pattern Party thereof will not violate any provision of Governmental Rules applicable to such Pattern Party, any of the Organizational Documents of the Pattern Parties or any order, judgment or decree of any court or other Governmental Authority binding on such Pattern Party; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of such Pattern Party; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Pattern Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, or any other Lien permitted hereunder); or (iv) require any approval of stockholders, members or partners or any approval or material consent of any Person under the applicable Organizational Documents of the Pattern Party, except for such approvals or consents which will be obtained on or before the 2019 Incremental Amendment Closing Date and disclosed to Administrative Agent or approvals to enforce certain remedies in the case of a foreclosure.
SECTION 6.    2019 Incremental Amendment Closing Date. The 2019 Incremental Term Loan Commitments shall become effective as of the first date (the “2019 Incremental Amendment Closing Date”) on which each of the following conditions shall have been satisfied (or waived by the Administrative Agent):
(a)    the Administrative Agent shall have received a counterpart of this Amendment, duly executed and delivered by each Borrower, each Pattern Party, the Administrative Agent and each 2019 Incremental Term Loan Lender;
(b)    the Administrative Agent shall have received a certificate signed by a responsible officer of each Pattern Party in substantially the form delivered on the Closing Date (i) certifying that the articles of formation (or equivalent document) of such Pattern Party, certified by the appropriate Governmental Authority of the state of formation of such Pattern Party, and the operating agreement (or equivalent document) of such Pattern Party, (A) have not been amended since the Closing Date and (B) are attached as an exhibit to such certificate and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and certified as true and complete as of a recent date by the appropriate Governmental Authority of the state of formation of such Pattern Party, (ii) certifying that attached thereto are the resolutions of the board of directors or other comparable managing body of such Pattern Party approving the Amendment, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a responsible officer of such Pattern Party as of the 2019 Incremental Amendment Closing Date to be true and correct and in force and effect as of such date, (iii) certifying as to the incumbency and genuineness of the signatures of the officers or other authorized signatories of such Pattern Party executing this Amendment and (iv) attaching the good standing certificates described in clause (d) of this Section 6;
(c)    the Administrative Agent shall have received, on behalf of itself and the 2019 Incremental Term Loan Lenders, a customary written opinion, dated as of the 2019 Incremental Amendment Closing Date, of (i) Davis Polk & Wardwell LLP, in its capacity as special New York counsel for the Pattern Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, in its capacity as special Delaware counsel for the Pattern Parties, (iii) Blake, Cassels & Graydon LLP , in its capacity as special Ontario counsel for the Pattern Parties, and (iv) McInnes Cooper, in its capacity as special Nova Scotia counsel for the Pattern Parties;
(d)    the Administrative Agent shall have received a certificate of good standing (to the extent such concept exists in the relevant jurisdiction) with respect to such Pattern Parties referred to in clause (b) (above) certified as of a recent date by the appropriate Governmental Authority of the state of formation;
(e)    all fees and expenses required to be paid by (or on behalf of) the Borrowers to the Administrative Agent (including pursuant to Section 10.2 of the Credit Agreement and pursuant to this Amendment), any 2019 Incremental Term Loan Lender or any arranger (including any upfront or arrangement fees in connection with the 2019 Incremental Term Loans) pursuant to any engagement letter with the Borrowers on or before the 2019 Incremental Amendment Closing Date shall have been (or shall substantially contemporaneously be) paid in full in immediately available funds (and in the case of expenses, to the extent invoiced at least one Business Day prior to the 2019 Incremental Amendment Closing Date);
(f)    the Administrative Agent shall have received, at least two (2) Business Days prior to the 2019 Incremental Amendment Closing Date, a duly executed and delivered Borrowing Notice and Certificate in respect of a Borrowing of 2019 Incremental Term Loans in an amount equal to the 2019 Incremental Term Loan Commitment to be made on the 2019 Incremental Amendment Closing Date;
(g)    the Administrative Agent shall have received a Solvency Certificate dated as of the 2019 Incremental Amendment Closing Date and addressed to Administrative Agent and the 2019 Incremental Term Loan Lenders, and substantially in the form of Exhibit G to the Credit Agreement;
(h)    the Collateral Agent shall have received (i) the results of a recent search, by a Person reasonably satisfactory to the Administrative Agent, of the UCC or PPSA filing offices in the jurisdictions specified by each Pattern Party, together with copies of all such filings disclosed by such search and (ii) evidence that each Pattern Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent to create or perfect a First Priority Lien on the Collateral;
(i)    the representations and warranties of each Pattern Party contained in Section 4 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case it shall be true and correct in all respects) on the 2019 Incremental Amendment Closing Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are so true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall have been true and correct in all respects) as of such earlier date;
(j)     no Event of Default shall exist immediately before or after giving effect to this Amendment and the Borrowing of the 2019 Incremental Term Loans;
(k)    there shall not exist any Adverse Proceeding, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Effect;
(l)    the Borrowers shall be in compliance on a pro forma basis with the Leverage Ratio and Interest Coverage Ratio requirements described in Section 6.6 of the Credit Agreement, in each case on and as of the 2019 Incremental Amendment Closing Date; and
(m)    the Administrative Agent shall have received a customary officer’s certificate of the Borrowers certifying that the conditions set forth in clauses (i), (j), (k) and (l) of this Section 6 have been satisfied on and as of the 2019 Incremental Amendment Closing Date.
For purposes of determining whether the conditions specified in this Section 6 have been satisfied on the date hereof, the Administrative Agent and each 2019 Incremental Term Loan Lender that has executed this Agreement shall be deemed to have consented to, waived, approved or accepted, or to be satisfied with, each document or other matter required thereunder unless the Administrative Agent shall have received written notice from such 2019 Incremental Term Loan Lender prior to the 2019 Incremental Amendment Closing Date specifying its objection thereto and such written notice shall have been delivered to the Borrowers prior to the funding of the 2019 Incremental Term Loans.
SECTION 7.    Additional Amendments Effective Date. The Additional Amendments shall become effective as of the first date (the “Additional Amendments Effective Date”) on which the Administrative Agent shall have received executed counterparts of this Amendment that, when taken together, bear the signatures of the Required Lenders as of such date. Such date shall be the same date as the funding of the 2019 Incremental Term Loans.
SECTION 8.    Effect of Amendment.
(a)    It is the intention of each of the parties hereto that the Credit Agreement be amended pursuant to this Amendment, so as to preserve the validity, perfection and priority of all Liens securing the Obligations and that, after giving effect to this Amendment all Obligations shall be secured by the Collateral and Liens granted under the Collateral Documents and that this Agreement does not constitute a novation or termination of the Credit Agreement or the other Credit Documents.
(b)    Except as expressly set forth herein, including Annexes A and B hereto, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, guarantees or agreements contained in, or any of the Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which are ratified and affirmed by the applicable Pattern Parties in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Pattern Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants, guarantees or agreements contained in, or any of the Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to, the Credit Agreement or any other Credit Document in similar or different circumstances.
(c)    From and after the 2019 Incremental Amendment Closing Date, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby and (ii) each reference in any Credit Document to the “Incremental Term Loan Lenders”, “Incremental Term Loans” or “Incremental Term Loan Facility” shall be deemed to include a reference to the 2019 Incremental Term Loan Lenders, the 2019 Incremental Term Loans or the 2019 Incremental Term Loan Facility, respectively.
(d)    This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents and shall be deemed to be an “Incremental Amendment”, as defined in the Credit Agreement.
(e)    Each party hereto acknowledges that this Amendment constitutes all notices or requests required under Section 2.22 of the Credit Agreement, except for the notice required to be delivered by the Administrative Agent to the existing Lenders pursuant to Section 2.22(c) of the Credit Agreement.
(f)    Each Pattern Party hereto hereby expressly acknowledges the terms of this Amendment and affirms or reaffirms, as applicable, as of the date hereof, the covenants and agreements contained in each Credit Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby.
(g)    By signing this Amendment, each Pledgor and each Credit Party that is a Borrower or Guarantor hereby confirms and reaffirms that (i) the obligations of each such Pattern Party under the Credit Documents, as amended hereby, constitute “Obligations” (as defined in the Credit Agreement) and “Secured Obligations” as defined in the applicable Collateral Document and are entitled to the benefit of the guarantees and the security interests set forth in the Collateral Documents or any other Credit Documents, (ii) the Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (iii) all Liens granted, conveyed or assigned to the Collateral Agent by such Pattern Party pursuant to each Credit Document to which it is party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as amended hereby. Notwithstanding anything to the contrary herein (or in any other Credit Document), it is understood and agreed that Pattern St. Joseph’s Holdings Inc. is a party hereto as a Credit Party solely to reaffirm its representations and warranties, and its agreement to the affirmative and negative covenants, each as set forth in the Credit Agreement, and not, for the avoidance of doubt, as a Guarantor or other obligor or indemnitor with respect to the 2019 Incremental Term Loans or any other Obligations.
SECTION 9.    Amendments; Severability. (a) Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 10.5 of the Credit Agreement.
(a)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.    Governing Law, Etc. Sections 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference as if fully set forth in this Amendment mutatis mutandis (except that any references to “Agreement” shall mean this Amendment).
SECTION 11.    Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 12.    Effectiveness. This Amendment shall be effective as of the date first written above..
SECTION 13.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PATTERN US FINANCE COMPANY LLC, as US Borrower
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN CANADA FINANCE COMPANY ULC, as Canada Borrower
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN US OPERATIONS HOLDINGS LLC, as Pledgor
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN CANADA OPERATIONS HOLDINGS ULC, as Limited Recourse Guarantor and Pledgor
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PATTERN GULF WIND EQUITY LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

HATCHET RIDGE HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

NEVADA WIND HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

SANTA ISABEL HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

OCOTILLO WING HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

PAHHANDLE WIND HOLDINGS LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

PAHHANDLE B MEMBER 2 LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

LOST CREEK WIND FINCO, LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

LINCOLN COUNTY WIND PROJECT HOLDCO, LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

LOGAN’S GAP B MEMBER LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

FOWLER RIDGE IV B MEMBER LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

BROADVIEW FINCO PLEDGOR LLC, as Guarantor and US Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

PATTERN ST. JOSEPH HOLDINGS INC., as Canada Restricted Holding Company Subsidiary
By:	/s/ Dyann Blaine
Name: Dyann Blaine
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ROYAL BANK OF CANADA, ACTING THROUGH ITS NEW YORK BRANCH, as Administrative Agent and Collateral Agent
By:	/s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender
By:	/s/ Bobby Ausman
Name: Bobby Ausman
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a 2019 Incremental Term Loan Lender
By:	/s/ Bobby Ausman
Name: Bobby Ausman
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

KEYBANK NATIONAL ASSOCIATION, as a Revolving Lender
By:	/s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

KEYBANK NATIONAL ASSOCIATION, as a 2019 Incremental Term Loan Lender
By:	/s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ROYAL BANK OF CANADA, (acting through its New York Branch), as a Revolving Lender and LC Issuing Bank
By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

ROYAL BANK OF CANADA, (acting through its New York Branch), as a 2019 Incremental Term Loan Lender
By:	/s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

BANK OF AMERICA, N.A., as a Revolving Lender and LC Issuing Bank
By:	/s/ Christopher DiBiesc
Name: Christopher Dibiesc
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

BANK OF AMERICA, N.A., as a 2019 Incremental Term Loan Lender
By:	/s/ Christopher DiBiesc
Name: Christopher Dibiesc
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT (PATTERN REVOLVER)]

SCHEDULE 1

2019 Incremental Term Loan Lender	2019 Incremental Term Loan Commitment
Wells Fargo Bank, National Association	$75,000,000
Keybank National Association	$75,000,000
Royal Bank of Canada (acting through its New York Branch)	$50,000,000
Bank of America N.A.	$50,000,000
Total:	$250,000,000

ANNEX A
INCREMENTAL TERM LOAN AMENDMENTS TO CREDIT AGREEMENT
[Attached]

EXECUTION VERSION
Conformed to reflect Amendment No. 1, dated as of March 5, 2018
Conformed to reflect Amendment No. 2, dated as of July 31, 2019
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY
AGREEMENT
dated as of November 21, 2017
among
PATTERN US FINANCE COMPANY LLC
PATTERN CANADA FINANCE COMPANY ULC
CERTAIN SUBSIDIARIES OF PATTERN US FINANCE COMPANY LLC
CERTAIN SUBSIDIARIES OF PATTERN CANADA FINANCE COMPANY ULC
THE LENDERS FROM TIME TO TIME PARTY HERETO
ROYAL BANK OF CANADA
(ACTING THROUGH ITS NEW YORK BRANCH)
as Swingline Lender
ROYAL BANK OF CANADA
(ACTING THROUGH ITS NEW YORK BRANCH)
as Administrative Agent
ROYAL BANK OF CANADA
(ACTING THROUGH ITS NEW YORK BRANCH)
as Collateral Agent
and
ROYAL BANK OF CANADA, ACTING THROUGH ITS NEW YORK BRANCH,
BANK OF MONTREAL, CHICAGO BRANCH, MORGAN STANLEY BANK,
N.A., CITIBANK, N.A. AND BANK OF AMERICA, N.A.
each as LC Issuing Bank

$440,000,000 Revolving Credit Facilities
$250,000,000 Term Loan Credit Facilities

BANK OF MONTREAL, CHICAGO BRANCH
as Syndication Agent
CITIBANK, N.A.
as Documentation Agent
ROYAL BANK OF CANADA, ACTING THROUGH ITS NEW YORK BRANCH, BANK OF MONTREAL, CHICAGO BRANCH, MORGAN STANLEY SENIOR FUNDING, INC., CITIBANK, N.A., BANK OF AMERICA, N.A., KEYBANK NATIONAL ASSOCIATION, MUFG UNION BANK, N.A., SUMITOMO MITSUI BANKING CORPORATION, SOCIÉTÉ GÉNÉRALE, GOLDMAN SACHS BANK USA AND WELLS FARGO SECURITIES, ~~LLA~~LLC
as Joint Bookrunners

TABLE OF CONTENTS
Page
SECTION 1.    DEFINITIONS AND INTERPRETATION ..............................................     2
1.1    Definitions .................................................................................................     2
1.2    Accounting Terms ................................................................................    ~~45~~47
1.3    Terms Generally ...................................................................................    ~~46~~48
1.4    Exchange Rates; Currency Equivalents ...............................................    ~~47~~49
1.5    Letter of Credit Amounts .....................................................................    ~~47~~49
1.6    Calculations .........................................................................................    ~~47~~49
1.7    Limited Conditionality ........................................................................    ~~47~~50
1.8    Alternative Currencies .........................................................................    ~~48~~51
1.9    Divisions ..................................................................................................    52
SECTION 2. LOANS AND LETTERS OF CREDIT ...............................................    ~~49~~52
2.1    Revolving Loans and 2019 Incremental Term Loans ..........................    ~~49~~52
2.2    Swingline Loans ..................................................................................     ~~51~~54
2.3    Letters of Credit ...................................................................................    ~~53~~56
2.4    Pro Rata Shares .....................................................................................    ~~63~~66
2.5    Use of Proceeds ....................................................................................    ~~63~~66
2.6    Evidence of Debt; Lenders’ Books and Records; Notes ......................    ~~64~~66
2.7    Interest on Loans ..................................................................................    ~~64~~67
2.8    Conversion/Continuation .....................................................................    ~~66~~69
2.9    Default Interest .....................................................................................    ~~67~~70
2.10    Fees ......................................................................................................    ~~67~~70
2.11    Voluntary Prepayments/Commitment Reductions ...............................    ~~68~~71
2.12    Mandatory Prepayments .......................................................................    ~~70~~73
2.13    Application of Prepayments .................................................................    ~~72~~75
2.14    General Provisions Regarding Payments .............................................    ~~73~~77
2.15    Ratable Sharing ....................................................................................    ~~76~~79
2.16    Making or Maintaining Eurodollar Rate Loans or CDOR Loans .......     ~~77~~80
2.17    Increased Costs; Capital or Liquidity Adequacy .................................    ~~79~~84
2.18    Taxes; Withholding, Etc .......................................................................    ~~80~~85
2.19    Obligation to Mitigate ..........................................................................    ~~85~~89
2.20    Defaulting Lenders ...............................................................................    ~~85~~90
2.21    Removal or Replacement of a Lender .................................................    ~~89~~94
2.22    Additional Indebtedness .......................................................................    ~~90~~95
2.23    Extensions of Loan Terms ....................................................................    ~~93~~98
2.24    Refinancing Facilities .........................................................................    ~~96~~101
SECTION 3. CONDITIONS PRECEDENT ............................................................    ~~99~~104
3.1    Closing Date .......................................................................................    ~~99~~104

i
CREDIT AGREEMENT (PATTERN REVOLVER)

3.2    Conditions to Each Credit Extension ...............................................    ~~101~~106
SECTION 4. REPRESENTATIONS AND WARRANTIES .................................    ~~102~~107
4.1    Organization; Requisite Power and Authority; Qualification ..........    ~~102~~107
4.2    Subsidiaries; Capital Stock and Ownership .....................................    ~~103~~108
4.3    Due Authorization ............................................................................    ~~103~~108
4.4    No Conflict .......................................................................................    ~~103~~108
4.5    Governmental Authorizations ..........................................................    ~~104~~109
4.6    Binding Obligation ..........................................................................    ~~104~~109
4.7    Historical Financial Statements .......................................................    ~~105~~110
4.8    Projections .......................................................................................    ~~105~~110
4.9    Adverse Proceedings, Etc ................................................................    ~~105~~110
4.10    Payment of Taxes .............................................................................    ~~105~~110
4.11    Properties .........................................................................................    ~~105~~110
4.12    Environmental Matters .....................................................................    ~~106~~111
4.13    No Defaults .......................................................................................    ~~106~~111
4.14    Liens .................................................................................................    ~~107~~112
4.15    Compliance with Laws .....................................................................    ~~107~~112
4.16    Governmental Regulation ................................................................    ~~107~~112
4.17    Margin Stock ....................................................................................    ~~107~~112
4.18    Employee Matters ............................................................................    ~~107~~112
4.19    Solvency ...........................................................................................    ~~107~~112
4.20    Disclosure .........................................................................................    ~~107~~112
4.21    Sanctions, Patriot Act, FCPA .............................................................    ~~108~~113
4.22    OFAC ................................................................................................    ~~108~~113
4.23    Canadian Pension and Benefit Plans .................................................    ~~108~~113
SECTION 5. AFFIRMATIVE COVENANTS .......................................................    ~~109~~114
5.1    Financial Statements and Other Reports ..........................................    ~~109~~114
5.2    Existence ...........................................................................................    ~~111~~116
5.3    Payment of Indebtedness, Taxes and Claims ....................................    ~~112~~117
5.4    Maintenance of Properties and Assets ..............................................    ~~112~~117
5.5    Insurance ..........................................................................................    ~~112~~117
5.6    Books and Records; Inspections ......................................................    ~~112~~117
5.7    Compliance with Laws .....................................................................    ~~113~~118
5.8    Environmental ..................................................................................    ~~113~~118
5.9    Subsidiaries ......................................................................................    ~~113~~118
5.10    Non-Wholly Owned Subsidiaries; Other Restricted Subsidiaries .....    ~~114~~119
5.11    Maintenance of Liens; Further Assurances ......................................    ~~115~~120
5.12    Separateness ......................................................................................    ~~115~~120
~~5.13    [Reserved.]~~ .............................................................................................    ~~115~~
SECTION 6. NEGATIVE COVENANTS ..............................................................    ~~115~~120

CREDIT AGREEMENT (PATTERN REVOLVER)

6.1    Indebtedness .....................................................................................    ~~115~~120
6.2    Liens .................................................................................................    ~~118~~124
6.3    Burdensome Agreements .................................................................    ~~121~~126
6.4    Restricted Payments .........................................................................    ~~121~~127
6.5    Investments ......................................................................................    ~~122~~127
6.6    Financial Covenants .........................................................................    ~~124~~129
6.7    Disposition of Assets ........................................................................    ~~125~~130
6.8    Transactions with Affiliates .............................................................    ~~126~~131
6.9    Conduct of Business ........................................................................    ~~126~~132
6.10    Amendments of Organizational Documents; Accounting Changes .    ~~126~~132
6.11    Fundamental Changes ......................................................................    ~~127~~132
6.12    Hedge Agreements .........................................................................    ~~127~~133
6.13    Sanctions ..........................................................................................    ~~127~~133
6.14    No Employees ..................................................................................    ~~127~~133
6.15    [Reserved.] .......................................................................................    ~~128~~133
6.16    Disqualified Stock ............................................................................    ~~128~~133
6.17    Project Financing Documents ..........................................................    ~~128~~133
6.18    Subsidiaries ......................................................................................    ~~128~~133
SECTION 7. GUARANTY ...................................................................................    ~~128~~134
7.1    Guaranty of the Obligations .............................................................    ~~128~~134
7.2    Payment by Guarantors ....................................................................    ~~128~~134
7.3    Liability of Guarantors Absolute .....................................................    ~~129~~134
7.4    Waivers by Guarantors .....................................................................    ~~130~~136
7.5    Guarantors’ Rights of Subrogation, Contribution, Etc .....................    ~~131~~137
7.6    Subordination of Other Obligations .................................................    ~~132~~137
7.7    Continuing Guaranty ........................................................................    ~~132~~137
7.8    Authority of Guarantors or Borrowers .............................................    ~~132~~138
7.9    Financial Condition of Borrowers ...................................................    ~~132~~138
7.10    Bankruptcy, Etc ................................................................................    ~~133~~138
7.11    Guarantors, Defined; Discharge of Guaranty ..................................    ~~133~~139
SECTION 8. EVENTS OF DEFAULT ..................................................................    ~~134~~140
8.1    Events of Default .............................................................................    ~~134~~140
8.2    Right to Cure ....................................................................................    ~~139~~144
SECTION 9. AGENTS ...........................................................................................    ~~140~~145
9.1    Appointment of Agents ....................................................................    ~~140~~145
9.2    Powers and Duties ............................................................................    ~~140~~146
9.3    General Immunity ............................................................................    ~~141~~146
9.4    Agents Entitled to Act as Lender .....................................................    ~~142~~148
9.5    Lenders’ Representations, Warranties and Acknowledgment ..........    ~~143~~148
9.6    Resignation of Administrative Agent ...............................................    ~~143~~148
9.7    Collateral Documents and Guaranty ................................................    ~~144~~150

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9.8    No Other Duties, Etc ........................................................................    ~~146~~151
9.9    Secured Hedging Obligations ..........................................................    ~~146~~151
SECTION 10. MISCELLANEOUS ........................................................................    ~~146~~152
10.1    Notices .............................................................................................    ~~146~~152
10.2    Expenses ..........................................................................................    ~~147~~153
10.3    Indemnity .........................................................................................    ~~148~~154
10.4    Set-Off ..............................................................................................    ~~150~~156
10.5    Amendments and Waivers ................................................................    ~~150~~156
10.6    Successors and Assigns; Participations; Sale and Transfer Limitations     ~~153~~159
10.7    Independence of Covenants .............................................................    ~~157~~163
10.8    Survival of Representations, Warranties and Agreements ...............    ~~157~~163
10.9    No Waiver; Remedies Cumulative ...................................................    ~~158~~163
10.10    Marshalling; Payments Set Aside .....................................................    ~~158~~164
10.11    Severability ......................................................................................    ~~159~~165
10.12    Obligations Several; Independent Nature of Lenders’ Rights .........    ~~159~~165
10.13    No Advisory or Fiduciary Responsibility ........................................    ~~159~~165
10.14    Headings ..........................................................................................    ~~160~~166
10.15    APPLICABLE LAW ........................................................................    ~~160~~166
10.16    CONSENT TO JURISDICTION .....................................................    ~~160~~166
10.17    WAIVER OF JURY TRIAL .............................................................    ~~160~~166
10.18    Usury Savings Clause ......................................................................    ~~161~~167
10.19    Counterparts .....................................................................................    ~~162~~168
10.20    Effectiveness ....................................................................................    ~~162~~168
10.21    Patriot Act ........................................................................................    ~~162~~168
10.22    Canadian AML Legislation ..............................................................    ~~162~~168
10.23    Electronic Execution of Assignments ..............................................    ~~163~~169
10.24    Judgment Currency ..........................................................................    ~~163~~169
10.25    ENTIRE AGREEMENT ..................................................................    ~~164~~170
10.26    No Recourse to Sponsor or Pledgors ...............................................    ~~164~~170
10.27    Disclaimer ........................................................................................    ~~164~~170
10.28    Treatment of Certain Information; Confidentiality ...........................    ~~164~~170
10.29    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. ~~165~~171
10.30    Amendment and Restatement ..........................................................    ~~166~~172
10.31    Keepwell ..........................................................................................    ~~167~~172
10.32    Acknowledgement Regarding Any Supported QFCs ............................    173

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APPENDICES:	A	Revolving Commitments and 2019 Incremental Term Loan Commitments
	B	Notice Addresses

SCHEDULES:	1.1(a)	Existing Letters of Credit
	1.1(b)	Closing Date Management
	1.1(c)	Projects
	1.1(d)	Project PPAs
	2.1(a)(i)	Existing Closing Date Loans
	3.1(e)	UCC or PPSA Financing Statements To Be Terminated
	4.1	Jurisdictions of Organization
	4.2	Subsidiaries; Capital Stock and Ownership
	4.8	Base Case Model
	5.12	Separateness
	6.1(d)	Form of Subordination Agreement
	6.3	Burdensome Agreements
	6.8	Affiliate Transactions

EXHIBITS:
	A-1	Borrowing Notice And Certificate
	A-2	Conversion/Continuation Notice
	A-3	Notice of LC Activity and Certificate
	B-1	US Dollar Denominated Revolving Loan Note
	B-2	Canadian Dollar Denominated Revolving Loan Note
	B-3	US Dollar Denominated Term Loan Note
	C-1	Closing Date Certificate
	C-2	Compliance Certificate
	D-1	Opinion of Davis Polk & Wardwell LLP
	D-2	Opinion of Blake, Cassels & Graydon LLP
	D-3	Opinion of McInnes Cooper LLP
	D-4	Opinion of Morris, Nichols, Arsht & Tunnell LLP
	E	Assignment and Assumption Agreement
	F-1-F-4	US Tax Compliance Certificates
	G	Solvency Certificate
	H	Counterpart Agreement
	I-1	US Pledge and Security Agreement
	I-2	US Pledge Agreement
	I-3	Canada Pledge and Security Agreement
	I-4	Canada Pledge Agreement
	K	Subsidiaries

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NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    DEFINITIONS AND INTERPRETATION
1.1    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“2019 Incremental Amendment” means Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement dated as of July 31, 2019 by and among the Borrowers, the Guarantors, the Restricted Holding Company Subsidiaries, the Administrative Agent and the 2019 Incremental Term Loan Lenders party thereto.
“2019 Incremental Amendment Closing Date” has the meaning assigned to such term in the 2019 Incremental Amendment.
“2019 Incremental Term Loan Commitment” has the meaning assigned to such term in the 2019 Incremental Amendment.
“2019 Incremental Term Loan Lenders” has the meaning assigned to such term in the 2019 Incremental Amendment.
“2019 Incremental Term Loans” means the Incremental Term Loans made pursuant to the 2019 Incremental Amendment and referred to therein as the “2019 Incremental Term Loans”.
“Abandonment” means any willful and voluntary suspension or cessation of the operations of one or more Projects owned by one or more Restricted Operating Company Subsidiaries, but only to the extent that each such suspension or cessation (a) is expected to be permanent and (b) has continued for a period of more than sixty (60) consecutive days (other than force majeure and excluding any period of forced outage or scheduled outage, maintenance or repair to such Project)
“Acceptable Bank” means any bank, trust company or other financial institution that has a tangible net worth of at least five hundred million Dollars ($500,000,000) and has outstanding unguaranteed and unsecured long-term indebtedness which is rated “A-” or better by S&P, “A3” or better by Moody’s or “A-” or better by Fitch.
“Act” as defined in Section 4.21.
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of an Authorized Representative of any Credit Party, threatened in writing against or affecting a Credit Party, any Restricted Operating Company Subsidiary or any Project.
“Affected Lender” as defined in Section 2.16(b).
“Affected Loans” as defined in Section 2.16(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Agent” means each of Administrative Agent and Collateral Agent.
“Aggregate Amounts Due” as defined in Section 2.15.
“Agreement” means this Second Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017, as amended by Amendment No. 1 to Second Amended And Restated Credit And Guaranty Agreement and Second Amended and Restated Pledge and Security Agreement, dated as of March 5, 2018, and by the 2019 Incremental Amendment and as it may be amended, restated, supplemented or otherwise modified from time to time.
“Agreement Currency” as defined in Section 10.24.
“Applicable Margin” means, in respect of (x) Revolving Loans (including pursuant to any Increased Commitment), the percentage per annum determined by reference to the Leverage Ratio in effect from time to time as set forth ~~below and (y) any~~under the heading “Revolving Loan Applicable Margin” below, (y) 2019 Incremental Term Loans, the percentage per annum determined by reference to the Leverage Ratio in effect from time to time as set forth under the heading “2019 Incremental Term Loan Applicable Margin” below and (z) any other Series of Incremental Term Loans, the applicable percentages per annum set forth in the relevant Incremental Amendment.
Revolving Loan Applicable Margin

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Rate/CDOR Revolving Loans and Letter of Credit Fees	Applicable Margin for Base Rate/Canadian Prime Rate Revolving Loans
1	< 3.50:1.00	1.625%	0.625%
2	≥ 3.50:1.00 but < 4.50:1.00	1.75%	0.75%
3	≥ 4.50:1.00	1.875%	0.875%

2019 Incremental Term Loan Applicable Margin

CREDIT AGREEMENT (PATTERN REVOLVER)

Pricing Level	Leverage Ratio	Applicable Margin for Eurodollar Rate 2019 Incremental Term Loans	Applicable Margin for Base Rate 2019 Incremental Term Loans
1	< 3.50:1.00	1.175%	0.175%
2	≥ 3.50:1.00 but < 4.50:1.00	1.300%	0.300%
3	≥ 4.50:1.00	1.425%	0.425%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with Section 5.1(c) or (ii) while any Event of Default exists, then in each case, upon the request of the Required Revolving Lenders or Required 2019 Incremental Term Loan Lenders, as applicable, with notice to the Borrowers from the Administrative Agent, Pricing Level 3 of the Applicable Margin for Revolving Loans shall apply in respect of clause (x), and Pricing Level 3 of the Applicable Margin for 2019 Incremental Term Loans shall apply in respect of clause (y), above (in the case of clause (i), as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered, and such Pricing Level shall remain in effect until the date on which such Compliance Certificate is delivered).
For purposes of the foregoing, the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based upon the Borrowers’ financial statements delivered pursuant to Section 5.1(a) or (b) (as applicable), or, until such financial statements have been delivered hereunder, based upon the Borrowers’ financial statements delivered pursuant to Section 5.1(a) or (b) (as applicable) of the Existing Credit Agreement. The calculation of Leverage Ratio shall be subject in all respects to Section 1.6.
For the avoidance of doubt, (i) on the Closing Date, the Pricing Level for Revolving Loans shall be Pricing Level 1 and (ii) on the 2019 Incremental Amendment Closing Date, the Pricing Level for 2019 Incremental Term Loans shall be Pricing Level 2.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), or other Transfer, of all or any part of Borrowers’ or the Restricted Subsidiaries’ assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including the Capital Stock of any of the Restricted Subsidiaries, other than sales, leases, sub-leases, sale and leasebacks, Transfers and other transactions permitted by or otherwise provided for in Section 6.7, but in the case of Transfers made pursuant to Section 6.7(d) only to the extent the Net Asset Sale Proceeds received by the Credit Parties do not exceed the thresholds set forth in clause (iii) thereof.

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GAAP would be classified as indebtedness on a stand-alone balance sheet of each Borrower (including all L/C Obligations but excluding (i) any unused Revolving Commitments, (ii) any Permitted Subordinated Indebtedness or (iii) Indebtedness of US Borrower owed to a Japanese Subsidiary of US Borrower to the extent permitted pursuant to Section 6.1(m)). For the avoidance of doubt, “Borrower Debt” shall not include any Permitted Project Debt (including any guarantees or indemnities with respect to such Permitted Project Debt) for which there is no recourse to either Borrower (other than recourse limited to pledges of Capital Stock or intercompany debt).
“Borrower Interest Expense” means, (a) the sum of (i) total cash interest expense of each Borrower on a stand-alone basis with respect to all outstanding Borrower Debt and (ii) all Transaction Costs (excluding any upfront or other amounts payable only on the Closing Date); less (b) any cash interest income received by either Borrower on a stand-alone basis, in the case of each of (a) and (b), during the relevant measurement period.
“Borrowing” means the borrowing of the same Type of Revolving Loans or Incremental Term Loans (as applicable) by the applicable Borrower (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Rate Loans or CDOR Loans, the same Interest Period.
“Borrowing Notice And Certificate” means a notice substantially in the form of Exhibit A-1.
“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the Governmental Rules of the State of New York or is a day on which banking institutions located in such state are authorized or required by Governmental Rules to close, (b) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market, (c) with respect to all notices and determinations in connection with, and issuances, payments of principal and interest on or with respect to, Canadian Dollar Denominated Letters of Credit, Canadian Dollar Denominated Loans or the CDOR Rate or Canadian Prime Rate, any day which is a Business Day described in clauses (a) and (b) and which is also a day which is not a legal holiday under the Governmental Rules of Canada or is a day on which banking institutions are not authorized or required by Governmental Rules to close in Toronto, Canada.
“Canada Borrower” as defined in the preamble hereto.
“Canada Pledge and Security Agreement” means that certain Second Amended and Restated Canada Limited Recourse Guarantee and Pledge Agreement, dated as of the date hereof, by and between Canada Borrower and Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Canada Pledge Agreement” means that certain Amended and Restated Canada Limited Recourse Guarantee and Pledge Agreement, dated as of December 17, 2014, by and

CREDIT AGREEMENT (PATTERN REVOLVER)

of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means, as the context may require, a Conversion/Continuation Notice substantially in the form of Exhibit A-2-A or Exhibit A-2-B.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Restricted Subsidiary of a Borrower pursuant to Section 5.9.
“Covered Parties” as defined in Section 10.28.
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of this Agreement, the Notes, (if any), the Subordination Agreements (if any), the Collateral Documents, any Letter of Credit Applications or reimbursement agreements or other documents or certificates requested by an LC Issuing Bank executed by Borrowers in favor of an LC Issuing Bank relating to Letters of Credit, the 2019 Incremental Amendment and all other certificates, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, any LC Issuing Bank or any Lender in connection herewith.
“Credit Extension” means (a) the making (but not the conversion or continuation) of a Revolving Loan, Swingline Loan or Incremental Term Loan, (b) the issuance, amendment, extension or renewal of a Letter of Credit (other than Auto-Extension Letters of Credit that renew in accordance with their terms) or (c) any increase in the Revolving Commitments.
“Credit Facility” means a Revolving Credit Facility, an Incremental Term Loan Facility, an Extended Facility or a Refinancing Facility, as the context may require.
“Credit Party” means Borrowers, each Restricted Holding Company Subsidiary and each Guarantor.
“Cure Amount” as defined in Section 8.2.
“Cure Period” as defined in Section 8.2.
“Cure Right” as defined in Section 8.2.
“Debtor Relief Laws” means the Bankruptcy Code, the Canadian Insolvency Legislation and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief

CREDIT AGREEMENT (PATTERN REVOLVER)

“Credit Party” means Borrowers, each Restricted Holding Company Subsidiary and each Guarantor.
“Cure Amount” as defined in Section 8.2.
“Cure Period” as defined in Section 8.2.
“Cure Right” as defined in Section 8.2.
“Debtor Relief Laws” means the Bankruptcy Code, the Canadian Insolvency Legislation and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules of the United States, Canada or other applicable jurisdictions from time to time in effect.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means, as of a specified date and subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Loans or Incremental Term Loans (as applicable) within two (2) Business Days of the date such Revolving Loans or Incremental Term Loans (as applicable) were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, any LC Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified (without having subsequently withdrawn such notice) Borrowers, Administrative Agent, any LC Issuing Bank or any other Lender in writing that it does not intend to comply with its funding obligations hereunder (unless such notice relates to such Lenders’ obligation to fund a Revolving Loan or Incremental Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default shall be specifically identified in such writing or public statement) has not been satisfied), (c) has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity, or (iii) taken any action in furtherance of, or indicating its consent to or acquiescence in, any such proceeding or appointment, (d) (i) admits in writing its inability to pay its debts as they become due, or (ii) makes a general assignment for the benefit of its creditors, or (e) becomes (or any parent company thereof has become) the subject of a Bail-In Action; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided that such action does not result in or provide such Lender with immunity from

CREDIT AGREEMENT (PATTERN REVOLVER)

the jurisdiction of courts within the United States or from the enforcement of judgments or writs of

CREDIT AGREEMENT (PATTERN REVOLVER)

that are Japan Subsidiaries or one or more Disregarded US Subsidiaries and other incidental assets related thereto (including other interests in Japanese Projects).
“Documentation Agent” as defined in the preamble hereto.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by Administrative Agent or an LC Issuing Bank, as the case may be, using the Spot Rate at such time for the purchase of Dollars with Canadian Dollars.
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) any Lender, Affiliate of any Lender or Approved Fund; provided that, in the case of an Approved Fund, for purposes of the assignment or establishment of Revolving Loans or Revolving Commitments, (i) the Revolving Commitments have expired or been terminated, and (ii) all Letters of Credit have been cancelled or have expired or have been Cash Collateralized in a maximum amount equal to not less than one hundred two percent (102%) of the face amount of such Letter of Credit on such date, (b) any Acceptable Bank that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course; provided such Person extends credit on a revolving basis as one of its businesses, (c) any other lender approved in writing by the Borrowers or (d) (i)    with respect to Assignments executed in accordance with section 10.6(c), at any time when an Event of Default pursuant to Sections 8.1(a) has occurred and is continuing, or (ii) with respect to Participations executed in accordance with section 10.6(f), at any time when an Event of Default pursuant to Sections 8.1(a), (f) or (g) has occurred and is continuing, any bank, trust company or other financial institution; provided, further, that no natural person, Defaulting Lender, Borrower, Pledgor, Sponsor nor any Affiliate of Borrowers shall be an Eligible Assignee (including a participant) of ~~Revolving~~ Loans.

CREDIT AGREEMENT (PATTERN REVOLVER)

or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Rate” means, with respect to an Interest Period for a Eurodollar Rate Loan and subject to Section 2.16(a), the rate per annum equal to (a) the rate per annum equal to the rate determined by Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on the applicable Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or services or if such page or services shall cease to be available, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Administrative Agent’s London Branch to major banks in the London interbank Eurodollar market at their request on such Interest Rate Determination Date; provided that if the rate determined above shall ever be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. ~~If at any time the Required Lenders determine (which determination shall be conclusive absent manifest error) that the Eurodollar Rate shall cease to exist, then the Required Lenders and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.~~
“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Eurodollar Rate. Eurodollar Rate Loans may be denominated in Dollars only.
“Event of Abandonment” means an Abandonment with respect to Projects accounting for thirty percent (30%) or more of Available Cash during the most recently completed Measurement Period.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any applicable Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule,

CREDIT AGREEMENT (PATTERN REVOLVER)

providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the Governmental Rules applicable to any Lender which are presently in effect or, to the extent allowed by Governmental Rules, under such applicable Governmental Rules which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Governmental Rules now allow.
“Historical Financial Statements” means as of the Closing Date, and to the extent available (a) the audited financial statements of Sponsor for the Fiscal Years 2015 and 2016, the Borrowers, for the Fiscal Years 2015 and 2016, in each case consisting of balance sheet and the related statements of income, stockholders’ equity and cash flows for such Fiscal Years and (b) the unaudited financial statements of the Sponsor and the Borrowers, as at the most recently ended Fiscal Quarter ending after the date of the most recent financial statements referenced in clause (a) hereof and more than forty-five (45) days prior to the Closing Date, consisting of a balance sheet and the related statements of income, stockholders’ equity and cash flows for the three-(3), six-(6) or nine-(9) month period, as applicable, ending on such date.
“Honor Date” as defined in Section 2.3(c)(i).
“Increased Amount Date” as defined in Section 2.22(a).
“Increased Commitments” as defined in Section 2.22(a).
“Increased Commitment Lender” as defined in Section 2.22(b).
“Increased-Cost Lender” as defined in Section 2.21.
“Incremental Amendment” means an amendment to this Agreement, executed by the Borrower and each Incremental Term Loan Lender or Increased Commitment Lender (as applicable) providing Incremental Term Loan Commitments or Increased Commitments (as applicable), and the Administrative Agent. The term “Incremental Amendment” shall include the 2019 Incremental Amendment.
“Incremental Equivalent Debt” as defined in Section 6.1(f).
“Incremental Facilities” as defined in Section 2.22(a).
“Incremental Term Loan” as defined in Section 2.22(e).
“Incremental Term Loan Commitments” as defined in Section 2.22(a).

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the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) any Incremental Term Loan, Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an LC Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit); (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; or (d) any Environmental Claim, any Environmental Liability or any actual or alleged presence or Release or threatened Release of Hazardous Materials, in each case of this clause (d) related in any way to any Facility or to Borrowers or any of their Affiliates, including those arising from any past or present activity, operation, land ownership, or practice of Borrowers or any of their Affiliates.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3(a).
“Information” as defined in Section 10.28.
“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) Borrower Cash Flow for such Measurement Period to (b) Borrower Interest Expense for such Measurement Period.
“Interest Payment Date” means with respect to (a) any Base Rate Loan or Canadian Prime Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (b) any Eurodollar Rate Loan or CDOR Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided, in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means, in connection with a Eurodollar Rate Loan or CDOR Loan, an interest period of one- (1), two- (2), three- (3) or six- (6) months, as selected by Borrowers in the applicable Borrowing Notice And Certificate or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided (1) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding

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Business Day; (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 10.3(a).
“Information” as defined in Section 10.28.
“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) Borrower Cash Flow for such Measurement Period to (b) Borrower Interest Expense for such Measurement Period.
“Interest Payment Date” means with respect to (a) any Base Rate Loan or Canadian Prime Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (b) any Eurodollar Rate Loan or CDOR Loan, the last day of each Interest Period applicable to such Loan and the final maturity date of such Loan; provided, in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.
“Interest Period” means, in connection with a Eurodollar Rate Loan or CDOR Loan, an interest period of one- (1), two- (2), three- (3) or six- (6) months, as selected by Borrowers in the applicable Borrowing Notice And Certificate or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided (1) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (3) of this definition, end on the last Business Day of a calendar month; ~~and~~ (3) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date; and (4) no Interest Period with respect to any portion of the 2019 Incremental Term Loans shall extend beyond the Termination Date with respect to 2019 Incremental Term Loans. Notwithstanding the foregoing, Borrowers may request irregular Interest Periods with a duration other than a one- (1), two- (2), three- (3) or six- (6) month Interest Period in order to consolidate outstanding Interest Periods and payment dates.    Upon receipt of a Borrowing Notice And Certificate or Conversion/Continuation Notice from Borrowers which includes a request for such an irregular Interest Period, the Administrative Agent and the applicable Lenders shall use commercially reasonable efforts to provide Borrowers with such irregular Interest Period as long as such Interest Period does not exceed the Revolving Commitment Termination Date or the Termination Date with respect to the 2019 Incremental Term Loans (as applicable) and is available to Lenders in the applicable interbank market, in the reasonable judgment of the Administrative Agent and the applicable Lenders.

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without any adjustments for increases or decreases in value, or write-ups, write-downs or write- offs with respect to such Investment.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“ITA” means the Income Tax Act (Canada), as amended from time to time and any successor thereto.
“Japanese Subsidiary” means a Subsidiary of a Borrower organized under the laws of the Governmental Rules of Japan.
“Joint Bookrunners” means Royal Bank Of Canada, Acting Through Its New York Branch, Bank of Montreal, Chicago Branch, Morgan Stanley Senior Funding, Inc., Citibank, N.A., Bank of America, N.A., Keybank National Association, MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, Société Générale, Goldman Sachs Bank USA and Wells Fargo Securities, ~~LLA~~LLC.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in partnership or other legal form.
“Judgment Currency” as defined in Section 10.24.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Revolving Commitment hereunder at such time.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. L/C Advances shall be denominated in Dollars or Canadian Dollars (as applicable).
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan. All L/C Borrowings shall be denominated in Dollars or Canadian Dollars, as applicable.
“L/C Obligation” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit as of such date of determination plus the aggregate of all Reimbursement Amounts as of such date of determination. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“L/C Sublimit” means no more than the Revolving Commitments based upon the Dollar Equivalent for the stated amount of all Letters of Credit issued and outstanding at such time.
“LC Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any LC Issuing Bank and US Borrower or in favor of such LC Issuing Bank and relating to such Letter of Credit.
“LC Issuing Banks” means, collectively, the (i) banks or financial institutions listed as such on Appendix A or in the applicable Assignment Agreement (as such Appendix A may be amended from time to time) (together with their respective permitted successors and assigns in such capacity) and (ii) the issuing banks or financial institutions with respect to all Existing Letters of Credit. As of the Closing Date, each of Royal Bank, Bank of Montreal, Chicago Branch, Morgan Stanley Bank, N.A., Bank of America, N.A. and Citibank, N.A. shall be an LC Issuing Bank.
“Lender” means each financial institution with a Revolving Commitment listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement, an Incremental Amendment or a Refinancing Amendment. Unless the context otherwise requires, the term “Lender” includes the Swingline Lender. The term “Lender” shall include each 2019 Incremental Term Loan Lender.
“Lender Sublimit” means, with respect to each Lender, the amount obtained by multiplying (a) such Lender’s Pro Rata Share by (b) the aggregate Revolving Commitments of all Lenders then in effect (after giving effect to any availability limitation as of the date of determination).
“Letter of Credit” means a standby letter of credit in substantially the form attached to Exhibit A-3 (or as otherwise agreed by US Borrower and the applicable LC Issuing Bank) issued or to be issued by an LC Issuing Bank pursuant to Section 2.3 of this Agreement and shall include each Existing Letter of Credit. Letters of Credit may be issued in Dollars or Canadian Dollars, subject to the L/C Sublimit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an LC Issuing Bank.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Revolving Commitment Termination Date.
“Letter of Credit Fees” as defined in Section 2.10(b)(ii).
“Leverage Ratio” means, as of any date of determination, the ratio of (a) Borrower Debt as of such date of determination (and giving effect to any Credit Extension to Borrowers on such date) to (b) Borrower Cash Flow for the Measurement Period ending immediately prior to such date of determination.
“Lien” means any lien, mortgage, pledge, collateral assignment, security interest, hypothec, debenture, statutory deemed trust, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement,

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“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (a) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Borrowers or any of the Restricted Holding Company Subsidiaries from such Asset Sale, minus (b)    any reasonable costs, fees, commissions, premiums and expenses incurred in connection with such Asset Sale (or if such costs have not then been incurred or invoiced, Borrowers’ good faith estimate thereof), including (i) income taxes, stamp taxes, other taxes, duties or gains taxes payable or reasonably estimated to be payable by the seller or by any entity whose tax return includes the results of such sale either because the seller is a flow-through entity for tax purposes or because the seller is included in a consolidated tax filing by an upper tier affiliate, as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest, breakage costs or other amounts payable on any Indebtedness (other than the ~~Revolving~~ Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) other taxes actually payable upon or in connection with the closing of such Asset Sale (including any transfer taxes or taxes on gross receipts), (iv) any taxes payable or reasonably estimated to be payable in connection with any transactions effected (or deemed effected) to make prepayments (e.g., taxes payable upon repatriation of funds to Borrowers), and (v) actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due (pursuant to a Contractual Obligation) paid to Persons other than Borrowers and the Restricted Holding Company Subsidiaries and their respective Affiliates in connection with such Asset Sale (including fees necessary to obtain any required consents of such Persons to such Asset Sale).
“Net Cash Proceeds” means, in connection with any incurrence or issuance of Indebtedness by Borrowers or any Restricted Holding Company Subsidiary (other than any incurrence or issuance of Permitted Indebtedness), the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions or other similar payments, and other direct reasonable fees, costs, commissions, stamp taxes, duties, premiums and expenses actually incurred in connection therewith; provided that if any such commissions, costs or expenses have not been incurred or invoiced at such time, Borrowers may deduct its good faith estimate thereof to the extent subsequently paid.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by Borrowers or any Restricted Holding Company Subsidiary (i) under any insurance policy (to the extent constituting compensation for the loss of assets or property associated with the Projects) occurring after the Closing Date (but excluding any such amounts used for restoration or repair and excluding any such payments or proceeds received from business interruption insurance) or (ii) as a result of the taking of any assets of Borrowers or the Restricted Holding Company Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking (but excluding any such amounts used for restoration or repair and any such payments or proceeds received from business interruption insurance), minus (b) (i) any actual and reasonable costs incurred by Borrowers or the Restricted Holding Company Subsidiaries in connection with the adjustment or settlement of any claims of Borrowers or such Restricted

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Subsidiary in respect thereof, (ii) any reasonable costs, fees, commissions, premiums and expenses incurred in connection with any adjustment or settlement or any such sale as referred to in clause (a)(ii) of this definition, including taxes payable as a result of any gain recognized in connection therewith and any actual, reasonable and documented out-of-pocket fees and expenses (including legal fees, fees to advisors and severance costs that are due to Persons other than Borrowers and the Restricted Holding Company Subsidiaries and their respective Affiliates in connection with such event, and (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest, to the extent such Indebtedness is required to be repaid as a result of a loss of assets or property or a taking of assets referred to in clause (a)(i) or (a)(ii) of this definition, breakage cost or other amounts payable on any Indebtedness that is secured by a Lien; provided that if any costs, fees or expenses that may be deducted under this clause (ii) have not been incurred or invoiced at the time of any determination of Net Insurance/Condemnation Proceeds, Borrowers may deduct its good faith estimate thereof to the extent actually subsequently so paid.
“New Restricted Holding Company Subsidiaries” means each Restricted Holding Company Subsidiary identified as such in Exhibit K.
“Non-Consenting Lender” as defined in Section 2.21.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” as defined in Section 2.21.
“Non-Extension Notice Date” as defined in Section 2.3(b)(iv). “Non-Recourse Parties” as defined in Section 10.26.
“Non-Refinanced Commitments” as defined in Section 2.24. “Non-Refinanced Loans” as defined in Section 2.24.
“Non-US Agent” means each Agent that is not a US Person.
“Non-US Lender” means each Lender and each LC Issuing Bank that is not a US Person.
“Non-Wholly Owned Subsidiary” means any Subsidiary that is not a Wholly-Owned Subsidiary.
“Note” means a Revolving Loan Note or a US Dollar Denominated Term Loan Note. “Notice” means a Borrowing Notice And Certificate, ~~an~~a Notice of LC Activity and Certificate, or a Conversion/Continuation Notice.
“Notice of LC Activity and Certificate” means a notice substantially in the form of Exhibit A-3.

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Permitted Subordinated Indebtedness or otherwise) to the Sponsor or a Pledgor, and (c) Permitted Refinancings of Permitted Project Debt set forth in clauses (a) and (b) of this definition.
“Permitted Project Liens” means the Liens securing the Permitted Project Debt and any other Liens permitted under the Project Financing Documents, including the Panhandle B Member 2 Pledge Agreement.
“Permitted Refinancing” means, with respect to any Person, any refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person in whole or in part; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, replaced, renewed or extended except by an amount equal to the sum of any reasonable and customary transaction costs and fees and any premium on the Indebtedness required to be paid in connection with such refinancing, replacement, renewal or extension unless the increase in the principal amount of such Indebtedness is permitted under Section 6.1; provided that, such refinancing shall not exceed one hundred percent (100%) of the Indebtedness so refinanced, plus any applicable premiums, transaction costs, expenses, fees and interest, plus other amounts to the extent independently permitted to be incurred pursuant to exceptions to Section 6.1 (which shall count as usage thereof), (b) the maturity date for such refinancing, replacement, renewal or extension must not be set at a date that, in the good faith judgment of the Borrowers, would impair the ability of the Borrowers to repay the ~~Revolving~~ Loans based on updated pro forma projections prepared by the Borrowers and supplied to the Administrative Agent, (c) such refinancing, replacement, renewal or extension is incurred solely by the Person(s) who is an obligor under the Indebtedness being refinanced, replaced, refunded, renewed or extended and no other Person is an obligor thereunder, and (d) following such refinancing, replacement, renewal or extension of any Indebtedness, the terms of such refinanced, replaced, renewed or extended Indebtedness shall not preclude the Lenders from foreclosing or otherwise exercising remedies pursuant to the Credit Documents, except with respect to any preclusion that existed prior to the effectiveness of such refinanced, replaced, renewed or extended Indebtedness.
“Permitted Subordinated Indebtedness” means all unsecured Indebtedness of Borrowers or the Restricted Subsidiaries (a) that is incurred pursuant to Section 6.1(d) and subordinated pursuant to the Subordination Agreement (or another subordination agreement reasonably acceptable to the Administrative Agent), (b) the maturity date of which shall be later by at least ninety (90) days than the Latest Maturity Date (as determined on the date of incurrence of such intercompany Indebtedness), (c) that has no rights of acceleration at any time prior to the earlier of (x) such Latest Maturity Date (in effect at such time of issuance) and (y) the termination of the Revolving Commitments or the acceleration of the Obligations in accordance with Section 8.1 (in which case the payment priority set forth in Section 4(a) of the Subordination Agreement shall apply), (d) that shall at all times be held by Sponsor, a Pledgor, a Borrower or a Restricted Subsidiary, as the case may be, and (e) that subject to the first proviso to Section 6.1(d), to the extent owed to any Pledgor, Borrower or Restricted Subsidiary that is a party to a Pledge Agreement, are pledged to the Collateral Agent (for the benefit of the Secured Parties) in accordance with the applicable Pledge Agreement (but subject to any limitations and exclusions contained therein).

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any existing or future interests, rights or obligations (whether direct or indirect, contingent or matured) associated therewith. Schedule 1.1(c) sets forth the Projects as of the Closing Date as such Schedule may be amended and modified by the Lenders and the Borrower as appropriate.
“Project Financing Documents” means any credit agreement, loan or credit document, indenture, letter of credit reimbursement agreement, promissory note, letter of credit, security agreement, pledge agreement, collateral assignment, consent and agreement, guaranty, financing statement, indemnity agreement, formation document, Organizational Document, letter agreement or other document, agreement, or instrument entered into or executed by any Restricted Operating Company Subsidiary or any other Restricted Subsidiary or any Borrower or Permitted Minority Investment Company, in connection with any Indebtedness, any tax equity, lease financing or joint venture, in each case incurred to finance or govern the construction, acquisition, development, expansion, operation, ownership or maintenance of a Project (or Projects) or Permitted Minority Investment Project (or Permitted Minority Investment Projects).
“Project-Level Default” means either (a) the failure of a Restricted Operating Company Subsidiary to pay when due any principal of, or interest on, or regularly occurring fees in respect of, one or more items under the Project Financing Documents or any termination payments owing under interest rate hedge agreements entered into in connection with the Project Financing Documents, in each case beyond the grace period, if any, provided therefor, or (b) the default by a Restricted Operating Company Subsidiary in the performance of, or compliance with, any term contained in any Project Financing Document (other than any such term referred to clause (a) of this definition) and such default or noncompliance shall remain unremedied beyond the grace period, if any, provided therefor.
“Project Non- Payment Acceleration” as defined in Section 8.1(b)(ii).
“Project Payment Default” as defined in Section 8.1(b)(ii).
“Project PPA” means each of the agreements listed in Schedule 1.1(d) and any replacement thereof entered into pursuant to the applicable Project Financing Documents.
“Projections” as defined in Section 4.8.
“Pro Rata Share” means, at any time, (x) with respect to all payments, computations and other matters or amounts relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued, any Swingline Loans made or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Commitment of that Lender at such time by (b) the aggregate Revolving Commitments of all Lenders at such time. and (y) with respect to each 2019 Incremental Term Loan Lender making a 2019 Incremental Term Loan, the percentage obtained by dividing (a) the 2019 Incremental Term Loan Commitment and outstanding 2019 Incremental Term Loans of that Lender at such time by (b) the aggregate 2019 Incremental Term Loan Commitments and 2019 Incremental Term Loans of all 2019 Incremental Term Loan Lenders at such time.

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“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other

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maintenance activities; or (c) any “response” as defined by 42 U.S.C. 9601(25) or any similar terms as defined by equivalent state law.
“Removal Effective Date” as defined in Section 9.6(b). “Replacement Lender” as defined in Section 2.21.
“Representative” means, as to any Person, its officers, directors, managers, employees, partners, members, stockholders, counsel, accountants, advisors, engineers, consultants, agents, trustees, administrators, and any other representatives.
“Required 2019 Incremental Term Loan Lenders” means, as of any date of determination, with respect to the 2019 Incremental Term Loans, 2019 Incremental Term Loan Lenders holding more than 50% of such 2019 Incremental Term Loans on such date; provided that the portion of such 2019 Incremental Term Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required 2019 Incremental Term Loan Lenders.
“Required Incremental Term Loan Lenders” means, as of any date of determination, with respect to each Series of Incremental Term Loans, Incremental Term Loan Lenders holding more than 50% of such Series on such date; provided that the portion of such Series of Incremental Term Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Loan Lenders.
“Required Lenders” means Lenders having more than fifty percent (50%) of the aggregate Total Exposure of all Lenders; provided that such amount shall be determined with respect to any Defaulting Lender by disregarding the Revolving Exposure and any Incremental Term Loan Exposure of such Defaulting Lender; provided, further, that with respect to any waiver or amendment of the conditions set forth in Section 3.2 with respect to any Revolving Loan (but not with respect to any waiver, consent or amendment with respect to any other provision hereof, including any covenant, Default or Event of Default), “Required Lenders” shall mean only the “Required Revolving Lenders.”
“Required Revolving Lenders” means, as of any date of determination, with Revolving Lenders and Increased Commitment Lenders holding more than fifty percent (50%) of the sum of the (a) Total Utilization of Revolving Commitments (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and in Swingline Loans, as applicable, being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments and Increased Commitments; provided that the unused Revolving Commitments of, and the portion of the Total Utilization of Revolving Commitments or Increased Commitments (as applicable) held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Resignation Effective Date” as defined in Section 9.6(a).
“RCRA” as defined in Section 4.12.

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“S&P” means Standard & Poor’s, a Division of The McGraw Hill Companies, Inc., and any successor thereto.
“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that are entered into after the Closing Date between any Borrower or Guarantor and any counterparty that is (or is an Affiliate of) the Administrative Agent or any Revolving Lender or Incremental Term Loan Lender at the time such Hedge Agreement is entered into, for which such Borrower agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Borrower as being a Secured Hedging Obligation for purposes of the Credit Documents, it being understood that each counterparty thereto shall be deemed to appoint the Administrative Agent as its agent under the applicable ~~Loan~~Credit Documents. For the avoidance of doubt, Secured Hedging Obligations shall not be considered Indebtedness and the Hedge Agreements with respect to such Secured Hedging Obligations shall not constitute Credit Documents.
“Secured Parties” means the Agents, LC Issuing Banks, the Swingline Lender, the other Lenders and any other Persons the Obligations owing to which are purported to be secured by the Collateral under the Collateral Documents, and each counterparty to a Hedge Agreement that is a Secured Hedging Obligation.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Series” as defined in Section 2.22(b).
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Sponsor and Pledgors substantially in the form of Exhibit G.
“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries; (ii) the capital of such Person and its Subsidiaries is not unreasonably small in relation to its business as contemplated on any determination date; and (iii) such Person and its Subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they become due and payable (whether at maturity or otherwise); and (b) such Person is “solvent” within the

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meaning given that term and similar terms under applicable Governmental Rules relating to fraudulent transfers and conveyances. For purposes of this

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“Swap Obligations” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Lender” as defined in the preamble hereto.
“Swingline Loan” means a Loan made pursuant to Section 2.2(a) hereto. “Syndication Agent” as defined in the preamble hereto.
“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Terminated Lender” as defined in Section 2.21.
“Termination Date” means (i) with respect to the Revolving Commitments and the Revolving Loans, the date on which (a) the Revolving Commitment Termination Date has occurred, (b) the principal amount of all Revolving Loans and all other Obligations then due and payable have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), (c) all Letters of Credit have been cancelled or have expired or have been Cash Collateralized in a maximum amount equal to not less than one hundred two percent (102%) of the face amount of such Letter of Credit on such date or otherwise secured to the satisfaction of the LC Issuing Bank thereof, and (d) to the extent required by the applicable Hedge Agreements, any Secured Hedging Obligations then due and payable at such time have been paid in full (or otherwise addressed) in accordance with the terms of such Hedge Agreements and (ii) with respect to the 2019 Incremental Term Loans, July 31, 2022.
“Total Exposure” means, as at any date of determination, the sum of (a) the Total Utilization of Revolving Commitments and (b) all outstanding Incremental Term Loans.
“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, (b) the L/C Obligation and (c) the aggregate principal amount of all outstanding Swingline Loans as of such date of determination.
“Transaction Costs” means the fees, costs and expenses (including any Revolving Commitment fees, original issue discount or upfront fees) payable by Borrowers in connection with the Transactions.
“Transaction Documents” means each Credit Document, each Project Financing Document and each Project PPA.
“Transactions” means entering into the Credit Documents.

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“Transfer” means to convey, sell, lease, sub-lease, assign, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, any specified property (whether real, personal or mixed).
“Treasury Regulations” means the final and temporary (but not proposed) income tax regulations promulgated under the Internal Revenue Code or the ITA, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“Type of Loan” means the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, Eurodollar Rate Loan, Canadian Prime Rate Loan or CDOR Loan.
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unreimbursed Amount” as defined in Section 2.3(c)(i). “US Borrower” as defined in the preamble hereto.
“US Dollar Denominated Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“US Dollar Denominated Term Loan Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.
“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“US Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of December 17, 2014, by and between US Pledgor and Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“US Pledge and Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof, by and between US Borrower, each US Restricted Holding Company Subsidiary and the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
“US Pledgor” means Pattern US Operations Holdings LLC.
“US Restricted Holding Company Subsidiary” means any Restricted Holding Company Subsidiary that is a US Subsidiary.

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(a)     Administrative Agent or the applicable LC Issuing Bank, as applicable, shall determine the applicable Spot Rate to be used for calculating Dollar Equivalent and Canadian Dollar Equivalent amounts. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by Administrative Agent or the applicable LC Issuing Bank, as applicable.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, then with respect to Canadian Dollar Denominated Letters of Credit, such amount shall be the relevant Canadian Dollars Equivalent of such Dollar amount, as determined by Administrative Agent or the applicable LC Issuing Bank, as the case may be.
1.5    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time in Dollar Equivalents; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit for purposes of determining the L/C Obligation at any specified time shall be equal to the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. In the event of any conflict between the terms hereof and the terms of any LC Issuer Document, the terms in this Agreement shall control.
1.6    Calculations. For purposes of all ratio and other calculations hereunder, including in connection with calculating the Applicable Margin, covering periods for which financial statements have not been delivered pursuant to Section 5.1(a) or (b) hereof, and are instead or also to be based upon information contained in the financial statements delivered pursuant to the equivalent provisions of the Existing Credit Agreement, such calculations shall be made on further pro forma basis taking into account all Restricted Subsidiaries and Collateral with respect to the ~~Revolving~~ Loans hereunder that do not provide credit support for the obligations (or are not “Restricted Subsidiaries”) under the Existing Credit Agreement. Notwithstanding anything herein to the contrary, in respect of any event for which a calculation hereunder is to be made with reference to financial statements delivered pursuant to Section 5.1(b), where such calculation is to be made during the period following the end of the Fiscal Quarter ended December 31 of any Fiscal Year, but prior to the delivery of audited financial statements pursuant to Section 5.1(b) with respect to such Fiscal Year, the Borrowers may include such Fiscal Quarter ended December 31 in such calculation; provided that, prior to so doing, the Borrowers shall have delivered to the Agent unaudited financial statements covering such Fiscal Quarter that would otherwise satisfy the requirements of Section 5.1(a) (without regard to any deadlines for delivery set forth in Section 5.1(a)).
1.7    Limited Conditionality. Notwithstanding anything to the contrary herein (including in connection with any calculation made on a pro forma basis), if the terms of this Agreement require

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(i) compliance with any financial ratio or financial test (including, Section 6.6 hereof, any Leverage Ratio test or any Interest Coverage Ratio test) or any cap expressed as

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Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Revolving Lender or LC Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Revolving Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all Revolving Lenders consent to making Revolving Loans or the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers, and the Borrowers and the Revolving Lenders shall amend this Agreement and the other Credit Documents solely to the extent necessary to accommodate such Borrowings or Letters of Credit (as applicable), in accordance with Section 10.5(c)(ii). If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.8, the Administrative Agent shall promptly so notify the Borrowers.
SECTION 2.    LOANS AND LETTERS OF CREDIT
2.1    Revolving Loans and 2019 Incremental Term Loans
(a)    Revolving Commitments.
(i)    On the Closing Date, the Revolving Loans of each Lender outstanding under the Existing Credit Facility (each as defined therein) on the Closing Date (immediately prior to the occurrence thereof), as set forth as “Existing Closing Date Loans” in Schedule 2.1(a)(i), shall be continued (on a cashless basis), and shall constitute and remain outstanding as Revolving Loans hereunder. The continuations of such Revolving Loans shall not be subject to any breakage or similar costs that might otherwise be payable pursuant to Section 2.16(c) or the equivalent provision of the Existing Credit Agreement. In furtherance of the foregoing, on the Closing Date, the initial Lenders hereunder shall make and receive payments among themselves, in a manner acceptable to and approved by the Administrative Agent, so that, after giving effect thereto, the Revolving Loans are, on (and immediately after the occurrence of) the Closing Date, held ratably by the Revolving Lenders in accordance with the respective Revolving Commitments of the Revolving Lenders on the Closing Date.
(ii)    During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans, which will be made in Dollars or Canadian Dollars, to Borrowers in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

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(ii)    Whenever any Borrower desires that Lenders make Revolving Loans, such Borrower shall deliver to Administrative Agent a fully executed and delivered Borrowing Notice And Certificate no later than (x) 1:00 p.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Revolving Loan that is a Eurodollar Rate Loan or CDOR Loan, (y) 12:00 p.m. (New York City time) on the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan and (z) 1:00 p.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Canadian Prime Rate Loan. A Borrowing Notice And Certificate for a Revolving Loan that is a Eurodollar Rate Loan or CDOR Loan shall be revocable on and after the related Interest Rate Determination Date; provided that such Borrower shall be bound to make a borrowing in accordance therewith unless such Borrower compensates Lenders in accordance with Section 2.16(c). Each Lender may, at its option, make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of this Agreement.
(iii)    Notice of receipt of each Borrowing Notice And Certificate in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by facsimile or electronic transmission means with reasonable promptness, but (provided Administrative Agent shall have received such notice by 1:00 p.m. (New York City time)) not later than 1:30 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrowers.
(iv)    Subject to Section 2.14(b), each Lender shall make the amount of its Revolving Loan (in the applicable currency) available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Credit Date (or 2:30 p.m. on the Credit Date for same day Base Rate Borrowings) by wire transfer of same day funds, at the Principal Office designated by Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrowers (in the applicable currency) by no later than 2:00 p.m. on the applicable Credit Date (or 3:00 p.m. on the Credit Date for same day Base Rate Borrowings) by causing an amount of same day funds in the requested currency equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrowers as may be designated in writing to Administrative Agent by Borrowers.
(c)    Right to Repay and Reborrow Revolving Loans. Subject to the terms and conditions of this Agreement, Borrowers may borrow, repay and reborrow under the Revolving Commitment during the Revolving Commitment Period.
(d)    2019 Incremental Term Loans. On the 2019 Incremental Term Loan Closing Date, each 2019 Incremental Term Loan Lender agrees to make to US Borrower a 2019 Incremental Term Loan, which will be made in Dollars, in an amount equal to its Incremental

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Term Loan Commitment, as specified in the applicable Borrowing Notice and Certificate delivered in accordance with the 2019 Incremental Amendment; provided that the 2019 Incremental Term Loan made by any 2019 Incremental Term Loan Lender shall not exceed the 2019 Incremental Term Loan Commitment of such 2019 Incremental Term Loan Lender and the 2019 Incremental Term Loans shall not exceed the 2019 Incremental Term Loan Commitments in the aggregate. Upon the making by a 2019 Incremental Term Loan Lender of its 2019 Incremental Term Loan on the 2019 Incremental Term Loan Closing Date, the 2019 Incremental Term Loan Commitment of such 2019 Incremental Term Loan Lender shall be reduced to zero. The principal amount of the 2019 Incremental Term Loans shall not amortize. Unless otherwise prepaid in accordance with the terms and conditions in this Agreement, the outstanding principal amount of the 2019 Incremental Term Loans shall become due and payable on the Termination Date for the 2019 Incremental Term Loans. Once repaid or prepaid, no 2019 Incremental Term Loan or portion thereof may be reborrowed. Interest on the 2019 Incremental Term Loans shall be payable pursuant to Section 2.7.
2.2    Swingline Loans
(a)    Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, Swingline Lender agrees to make Swingline Loans to Borrowers from time to time during the Revolving Commitment Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding twenty-five million Dollars ($25,000,000) or Canadian Dollars (CAD $25,000,000) or (ii) the Total Utilization of Revolving Commitments exceeding the Revolving Commitments then in effect; provided that Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Swingline Lender may, at its option, make any Swingline Loan by causing any domestic or foreign branch or Affiliate of the Swingline Lender to make such Swingline Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrowers may borrow, prepay, and reborrow Swingline Loans.
(b)    Notice of Swingline Loans by Borrowers. To request a Swingline Loan, Borrowers shall notify Swingline Lender of such request in writing, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be revocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan, and shall be deemed to be a reaffirmation that the conditions set forth in Section 3.2 are satisfied as of the date of the last Borrowing Notice And Certificate or Notice of LC Activity and Certificate, whichever was most recently delivered to the Administrative Agent. If limitations set forth in the first sentence of Section 2.2(a) are satisfied and no Event of Default has occurred and is continuing, (i) Administrative Agent will promptly advise Swingline Lender of any such notice received from Borrowers and (ii) the Swingline Lender shall make each Swingline Loan available to Borrowers to an account of the applicable Borrower specified in the request by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)    Repayment of Swingline Loan. Each Borrower, jointly and severally, hereby unconditionally promises to pay to Swingline Lender the then unpaid principal amount of

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International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Reporting of Letter of Credit Information. For so long as any Letter of Credit issued by an LC Issuing Bank other than Administrative Agent is outstanding, such LC Issuing Bank shall deliver to Administrative Agent and US Borrower or Canada Borrower on the last Business Day of each calendar month, and on each date that an Credit Extension occurs with respect to any such Letter of Credit, a report in the form satisfactory to Administrative Agent, appropriately completed with the information for every outstanding Letter of Credit issued by such LC Issuing Bank. Administrative Agent shall deliver to the Lenders on a monthly basis a report of all outstanding Letters of Credit.
(i)    Letters of Credit Issued for Affiliates. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Operating Company Subsidiary or any other Affiliate of a Borrower, US Borrower or Canada Borrower (as applicable) (as applicant with respect to such Letter of Credit) shall be obligated to reimburse the applicable LC Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledge that the issuance of Letters of Credit for the account of any Restricted Operating Company Subsidiary or any other Affiliate of such Borrower inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such parties.
(j)    Limitations. Notwithstanding anything to the contrary herein, for avoidance of doubt, any Letter of Credit requested by US Borrower (and all obligations of reimbursement with respect thereto, including on account of any L/C Borrowing) shall not be (or be deemed) guaranteed by Canada Borrower or subject to reimbursement by Canada Borrower in excess of the limitations set forth in Section 7.11.
2.4    Pro Rata Shares. All Revolving Loans and Incremental Term Loans shall be made, and all participations in Letters of Credit and Swingline Loans shall be purchased, by Lenders simultaneously and proportionately to their respective (applicable) Pro Rata Shares, it being understood that the obligations of the Lenders hereunder are separate, no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Revolving Loan or Incremental Term Loan requested hereunder or purchase such participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Revolving Loan requested hereunder or purchase such participation required hereby.
2.5    Use of Proceeds. The proceeds of the Revolving Loans and the issuance of Letters of Credit shall be applied by Borrowers for Permitted Uses. The proceeds of a Swingline Loan shall be applied by Borrowers for Permitted Swingline Uses. The proceeds of the 2019 Incremental Term Loans shall be applied by Borrowers for all Permitted Uses, including in part to repay outstanding Revolving Loans and in part to acquire certain renewable assets. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation U or

CREDIT AGREEMENT (PATTERN REVOLVER)

Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
2.6    Evidence of Debt; Lenders’ Books and Records; Notes
(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the ~~Revolving~~ Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrowers’ Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)    Notes. If so requested by any Lender by written notice to Borrowers (with a copy to Administrative Agent) at least five (5) Business Days prior to the Closing Date, or at any time thereafter, to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Lender, the Borrowers shall execute and deliver to such Lender (or, if applicable and if so specified in such notice, to any Person who is a permitted assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the date that is five (5) Business Days prior to the Closing Date, promptly after Borrowers’ receipt of such notice) a Note or Notes to evidence such Lender’s Loan, as the case may be (and, if applicable, prior to its receipt of any such new Note or Notes, such Lender shall surrender any previously issued Notes to Administrative Agent for cancellation).
(c)    Booking of Loans. Any Lender may make, carry or transfer Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
2.7    Interest on Loans
(a)    Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin for Base Rate Loans; (ii) if a Eurodollar Rate Loan, at the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans; (iii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate plus the Applicable Margin for Canadian Prime Rate Loans; and (iv) if a CDOR Loan, at the CDOR Rate plus the Applicable Margin for CDOR Loans.
(b)    The basis for determining the rate of interest with respect to any Revolving Loan or Incremental Term Loan, and the Interest Period with respect to any Eurodollar Rate Loan or CDOR Loan, shall be selected by Borrowers and notified to Administrative Agent pursuant to the applicable Borrowing Notice And Certificate or Conversion/Continuation Notice, as the case may be. If on any day a Revolving Loan or Incremental Term Loan is outstanding with respect to which a Borrowing Notice And Certificate or Conversion/Continuation Notice has not been delivered to Administrative Agent in

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accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Revolving Loan or Incremental Term Loan shall be a Base Rate Loan or Canadian Prime Rate Loan (as applicable). Each Swingline Loan shall be a Base Rate Loan or Canadian Prime Rate Loan (as applicable).
(c)    In connection with Eurodollar Rate Loans and CDOR Loans (in the aggregate) there shall be no more than (i) eighteen (18) Interest Periods for Revolving Loans and (ii) six (6) Interest Periods for 2019 Incremental Term Loans, in each case outstanding at any time. In the event Borrowers fail to specify between a Base Rate Loan or a Eurodollar Rate Loan (or a Canadian Prime Rate Loan or a CDOR Loan, as applicable) in the applicable Borrowing Notice And Certificate or Conversion/Continuation Notice, such Revolving Loan or Incremental Term Loan, as applicable, (if outstanding as a Eurodollar Rate Loan or CDOR Loan) will be automatically converted into a Base Rate Loan or Canadian Prime Rate Loan on the last day of the then-current Interest Period for such Revolving Loan ~~(~~or Incremental Term Loan, as applicable, (or if outstanding as a Base Rate Loan or Canadian Prime Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan or Canadian Prime Rate Loan). In the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan or CDOR Loan in the applicable Borrowing Notice And Certificate or Conversion/Continuation Notice, Borrowers shall be deemed to have selected an Interest Period of one (1) month. Administrative Agent shall promptly notify Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or CDOR Loans upon determination of such interest rate. At any time that Base Rate Loans or Canadian Prime Rate Loans are outstanding, Administrative Agent shall notify Borrowers and the Lenders of any change in Administrative Agent’s prime rate used in determining the Base Rate or Canadian Prime Rate promptly following the public announcement of such change.
(d)    Interest payable pursuant to Section 2.7(a) shall be computed (i) in the case of CDOR Loans and in the case of Base Rate Loans or Canadian Prime Rate Loans bearing interest at a rate determined by reference to a Base Rate or Canadian Prime Rate (as applicable) calculated pursuant to clause (a) of the definition of Base Rate or Canadian Prime Rate (as applicable), on the basis of a 365- day or 366-day year, as the case may be, and (ii) in the case of all other Base Rate Loans, Canadian Prime Rate Loans and Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan or Incremental Term Loan, the date of the making of such ~~Revolving~~ Loan or the first day of an Interest Period applicable to such ~~Revolving~~ Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loans being converted from a Eurodollar Rate Loan or CDOR Loan (as applicable), the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan (or Canadian Prime Rate Loan to CDOR Loan), as the case may be, shall be included, and the date of payment of such ~~Revolving~~ Loan or the expiration date of an Interest Period applicable to such ~~Revolving~~ Loan or, with respect to a Base Rate Loan or Canadian Prime Rate Loan being converted to a Eurodollar Rate Loan or CDOR Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan (or Canadian Prime Rate Loan to CDOR Loan), as the case may be, shall be excluded; provided, if a Revolving Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Revolving Loan.

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(e)     Except as otherwise set forth herein, interest on each Revolving Loan and Incremental Term Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Revolving Loan or Incremental Term Loan, as applicable, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Revolving Loans or Incremental Term Loans, as applicable, including final maturity of the Revolving Loans or Incremental Term Loans, as applicable.
(f)    US Borrower agrees to pay to the Administrative Agent (for the benefit of each LC Issuing Bank), with respect to drawings honored under any Letter of Credit issued by an LC Issuing Bank, interest on the amount paid by such LC Issuing Bank in respect of each such honored drawing, at a rate equal to (i) for the period from the Honor Date to but excluding the Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, and (ii) thereafter, the Default Rate in respect of any Unreimbursed Amounts that have not been refinanced in accordance with Section 2.3(c)(i). For the period of time between the Honor Date and the Reimbursement Date (or such later date such amount is reimbursed on behalf of US Borrower), the interest accruing on such amounts will be for the account of the applicable LC Issuing Bank until reimbursed for all amounts other than the LC Issuing Bank’s Pro Rata Share thereof.
(g)    Interest payable pursuant to Sections 2.7(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Administrative Agent of any payment of interest pursuant to Section 2.7(f), the Administrative Agent shall distribute to each Revolving Lender, out of the interest received by the Administrative Agent in respect of the period from the date such drawing is honored to but excluding the date on which the applicable LC Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Revolving Lender would have been entitled to receive in respect of the Letter of Credit Fees that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.
(h)    Canada Interest Act. For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 360 or 365 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate used pursuant to such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or 365 or such other period of time, as the case may be.
2.8    Conversion/Continuation
(a)     Subject to Section 2.16 and (with respect to continuations of, or conversions into, Eurodollar Rate Loans or CDOR Loans) so long as no Event of Default shall have occurred and then be continuing, Borrowers shall have the option:

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(i)    to convert at any time all or any part of any Revolving Loan or Incremental Term Loan in a minimum amount equal to five hundred thousand Dollars ($500,000) or Canadian Dollars (CAD $500,000) and integral multiples of fifty thousand Dollars ($50,000) or Canadian Dollars (CAD $50,000) in excess of that amount or, if different, the entire amount of the Revolving Loan or Incremental Term Loan, as applicable, being converted, from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan or CDOR Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan or CDOR Loan unless Borrowers shall pay all amounts due under Section 2.16 in connection with any such conversion; or
(ii)    upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan or CDOR Loan, to continue all or any portion of such Revolving Loan or Incremental Term Loan in a minimum amount equal to five hundred thousand Dollars ($500,000) or Canadian Dollars (CAD $500,000) and integral multiples of fifty thousand Dollars ($50,000) or Canadian Dollars (CAD $50,000) in excess of that amount or, if different, the entire amount of the Revolving Loan or Incremental Term Loan being continued, as a Eurodollar Rate Loan or CDOR Loan.;
provided that Incremental Term Loans shall not be, and shall not be converted to, CDOR Loans or Canadian Prime Rate Loans.
(b)    Borrowers shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 11:00 a.m. (New York City time) on the date of the proposed Conversion/Continuation Date (in the case of a conversion to, or continuation of, a Base Rate Loan or Canadian Prime Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to an Eurodollar Rate Loan or CDOR Loan). Subject to the foregoing, in the event that the applicable Borrower shall not deliver a Conversion/Continuation Notice with respect to any Eurodollar Rate Loan or CDOR Loan as provided above, such Eurodollar Rate Loan or CDOR Loan (unless repaid) shall automatically be continued as a Eurodollar Rate Loan or CDOR Loan (as applicable) with a one month Interest Period at the expiration of the then current Interest Period. A Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loan or CDOR Loan (or telephonic notice in lieu thereof) shall be revocable on and after the related Interest Rate Determination Date; provided that the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith unless such Borrower compensates Lenders in accordance with Section 2.16(c).
2.9    Default Interest. During such periods that an Event of Default has occurred and is continuing, all outstanding Obligations shall bear interest at a rate per annum equal to the Default Rate from the date such payment was due to but excluding the date such Event of Default is remedied or waived. Interest payable at the Default Rate shall be payable from time to time on demand.

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giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment may state that it is contingent upon the effectiveness of other transactions, in which case such notice of prepayment may be revoked by the applicable Borrower on or prior to the specified effective date. Any such voluntary prepayment shall be applied as specified in Section 2.12(a).
(b)    Commitment Reductions.
(i)    Borrowers may, upon not less than one (1) Business Day’s prior written or telephonic notice promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of five million Dollars ($5,000,000) and integral multiples of one million Dollars $1,000,000 in excess of that amount.
(ii)    Borrowers’ notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrowers’ notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.
2.12    Mandatory Prepayments
(a)    Asset Sales. Subject to Sections 2.12(f) and 2.13(d), no later than the tenth (10th) Business Day following the date of receipt by Borrowers or Restricted Holding Company Subsidiary of any Net Asset Sale Proceeds which exceed the amounts set forth in Section 6.7(d), the applicable Borrower shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however that with respect to any Revolving Loans, no such prepayment shall be required to the extent that during such ten (10) Business Day prepayment period the Borrowers could have reborrowed Revolving Loans equal to or in excess of such prepayment amount.
(b)    Insurance/Condemnation Proceeds. Subject to Sections 2.12(f) and 2.13(d), no later than the tenth (10th) Business Day following the date of receipt by Borrowers or any Restricted Holding Company Subsidiary of any Net Insurance/Condemnation Proceeds, the applicable Borrower shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, however that with respect to any Revolving Loans, no such prepayment shall be required to be made to the extent that during such ten (10) Business Day prepayment period, the Borrowers could have reborrowed Revolving Loans equal to or in excess of such prepayment amount.

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(c)    Issuance of Debt. No later than the tenth (10th) Business Day following the date of receipt by Borrowers or any Restricted Holding Company Subsidiary of any Net Cash Proceeds from the incurrence of any Indebtedness for borrowed money by Borrowers or any Restricted Holding Company Subsidiary (other than Permitted Indebtedness), Borrowers shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such proceeds.
(d)    Equity Cure Proceeds. Immediately following receipt by Borrowers of a Cure Amount pursuant to Section 8.12, Borrowers shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Cure Amount. For the avoidance of doubt this clause (d) shall not require the prepayment of any amount of any equity raised, or capital contribution received, in excess of the Cure Amount, which excess amount may be retained by the Borrowers (or any other party) to the extent otherwise permitted (or not prohibited) hereunder.
(e)    Revolving Loans. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect; provided that, for purposes of calculating the Dollar Equivalent of any Canadian Dollar Loans, the Spot Rate used to determine the Total Utilization of Revolving Commitments from time to time shall be the applicable Spot Rate on the Revaluation Date immediately preceding such determination.
(f)    Prepayments of Incremental Equivalent Debt. Notwithstanding Sections 2.12(a) through (d), Borrowers may, by written notice to the Administrative Agent, elect to apply any such Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Indebtedness proceeds or Equity Cure proceeds on a pro rata basis (or, so long as no Event of Default shall be continuing, greater than pro rata basis with respect to Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds with respect to first lien Incremental Equivalent Debt in the form of notes or term loans) (i) in accordance with Section 2.13(b) and (ii) to prepay, or offer to repurchase, any outstanding senior secured first lien Incremental Equivalent Debt that by its terms expressly requires Borrowers to prepay (or offer to repurchase) such Incremental Equivalent Debt with such proceeds; it being understood that any such proceeds not so applied to repay or repurchase such Incremental Equivalent Debt (due to the declining of such offer to repurchase by the holders thereof or for any other reason) shall, subject to Section 2.13(d) and the limitations set forth in Sections 2.12(a) and (b), be applied in accordance with Section 2.13(b).
(g)    Prepayment Certificate. Concurrently with any prepayment of the Revolving Loans or Incremental Term Loans pursuant to Sections 2.12(a) through 2.12(e), Borrowers shall deliver to Administrative Agent a certificate of an Authorized Representative demonstrating the calculation of the amount required to be prepaid. In the event that Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Representative demonstrating the derivation of such excess.

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by the Restricted Amount; provided that to the extent that the repatriation of any such proceeds from the relevant Foreign Subsidiary would no longer have a material and adverse tax consequence, an amount equal to the subject proceeds in respect of any such Indebtedness, as applicable, not previously applied pursuant to this clause (C), shall be promptly applied to the repayment of the Loans and Additional Term Loans pursuant to Sections 2.12(a), (b) or (c) as otherwise required above (without regard to this clause (i)).
2.13    Application of Prepayments
(a)    Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.11(a) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided, in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayments shall be applied to repay outstanding Loans (on a pro rata basis) to the full extent thereof and, with respect to Revolving Loans, without any permanent reduction of the Revolving Commitments.
(b)    Application of Prepayments. Any amount required to be paid pursuant to Section 2.12 (other than Section 2.12(e)) shall be applied as follows (without any permanent reduction of the Revolving Commitments):
first, unless otherwise provided in any applicable Incremental Amendment and so long as no Default or Event of Default shall be continuing, to prepay Incremental Term Loans (and any fees or interest with respect thereto) to the full extent thereof;
second, to prepay outstanding reimbursement obligations with respect to Letters of Credit;
third, to prepay any Swingline Loans to the full extent thereof;
fourth, subject to Section 2.12(f), to prepay the Revolving Loans and, if a Default or Event of Default shall be continuing, any Incremental Term Loans, on a pro rata basis to the full extent thereof; and
fifth, if an Event of Default shall have occurred and be continuing, to provide Cash Collateral for undrawn Letters of Credit; provided that such Cash Collateral shall be subsequently released and returned to Borrower (i) at such time as such Event of Default is no longer continuing and (ii) if such Event of Default is continuing, (x) in proportion to any reductions in the maximum exposure with respect to such Letters of Credit and (y) in full upon the termination and return of such Letters of Credit undrawn; provided that, (1) in the case of a release pursuant to clause (i) above, if any Obligations set forth in priority second are outstanding at the time of such release or (2) in the case of a release pursuant to clause (ii) above, if any Obligations set forth in priorities second through fourth are outstanding, then, such Cash Collateral shall first be applied to the repayment of such Obligations, as applicable, in accordance with this Section 2.13(b).

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(c)    Application of Prepayments of Revolving Loans to Base Rate Loans, Primate Rate Loans, Eurodollar Rate Loans and CDOR Loans. Considering each Type of Loan being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans or

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Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans or Canadian Prime Rate Loans for such Type of Loan. Nothing in this Section 2.14(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. A notice of Administrative Agent to any Lender or Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the LC Issuing Banks hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuing Banks, as the case may be, the amount due. In such event, if Borrowers have not in fact made such payment, then each of the Lenders or the LC Issuing Banks, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the LC Issuing Banks, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate.
(d)    All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Loans that are Base Rate Loans or Canadian Prime Rate Loans as provided in Section 2.11(a)(ii)(2) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees, costs and expenses then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees costs and expenses then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(e)    Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent, pro rata in accordance with the amounts thereof then due and payable.
(f)    Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans or Canadian Prime Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans or CDOR Loans (as applicable), Administrative Agent shall give effect thereto in apportioning payments received thereafter.

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(g)    Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans or Incremental Term Loans, whenever any payment to be made hereunder with respect to any Revolving Loan or Incremental Term Loan shall be stated to

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Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.15 shall not be construed to apply to (a) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it or (c) any payment to an LC Issuing Bank or the Swingline Lenders of a reimbursement obligation in accordance with Section 2.3(c)(i) or Section 2.1(c), as applicable.
2.16    Making or Maintaining Eurodollar Rate Loans or CDOR Loans
(a)    Inability to Determine Applicable Interest Rate. ~~In~~
(i)    With respect to any Revolving Loans or Revolving Commitments:
(1)     in the event that Administrative Agent (upon the written instruction of the Required Lenders) shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans or CDOR Loans, that (1) by reason of circumstances affecting the applicable interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate or CDOR Rate or (2) deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan or CDOR Loan, Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon ~~(i)~~ (x) no Loans may be made as, or converted to, Eurodollar Rate Loans or CDOR Loans and ~~(ii)~~ (y) in the event of a determination with respect to the Eurodollar Rate component of the Base Rate or the CDOR Rate component of the Canadian Prime Rate, the utilization of the Eurodollar Rate or CDOR Rate component in determining the Base Rate or Canadian Prime Rate shall be

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suspended, in each case until Administrative Agent (upon the written instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrowers may revoke any pending Borrowing Notice And Certificate or Conversion/Continuation Notice of Eurodollar Rate Loans or CDOR Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans or Canadian Prime Rate Loans in the amount specified therein.; and
(2)    if at any time the Required Revolving Lenders determine (which determination shall be conclusive absent manifest error) that the Eurodollar Rate shall cease to exist, then the Required Revolving Lenders and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.
(ii)    With respect to any 2019 Incremental Term Loans:
(1)    if prior to the commencement of any Interest Period for a Eurodollar Rate Loan:
a.    by reason of circumstances affecting the applicable interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate; or
b.    deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, then the Administrative Agent shall give notice thereof to the Borrowers and the 2019 Incremental Term Loan Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the 2019 Incremental Term Loan Lenders that the circumstances giving rise to such notice no longer exist, any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan shall be ineffective, and, such Borrowing (unless prepaid) shall be continued as, or converted to, a Base Rate Loan; provided that (x) if the circumstances giving rise to such notice do not affect all the 2019 Incremental Term Loan Lenders, then requests by the Borrowers for Eurodollar Rate Loans may be made to 2019 Incremental Term Loan Lenders that are not affected thereby and (y) if the

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circumstances giving rise to such notice affect only one Type of Loan, then the other Type of Loan shall be permitted.
(2)    if the Administrative Agent (i) determines that the circumstances described in clauses (a)(ii)(1)(a) or (a)(ii)(1)(b) of this Section 2.16 have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clauses (a)(ii)(1)(a) or (a)(ii)(1)(b) of this Section 2.16 have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans or (iii) new syndicated loans have started to adopt a new benchmark interest rate, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes (including administrative changes) to this Agreement as may be applicable; provided that to the extent that the Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Administrative Agent shall administer such alternate rate of interest in a manner determined by the Administrative Agent in consultation with the Borrowers. Notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other 2019 Incremental Term Loan Lender so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the 2019 Incremental Term Loan Lenders, a written notice from the Required 2019 Incremental Term Loan Lenders stating that such Required 2019 Incremental Term Loan Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), the Base Rate shall apply without regard to clause (iii) of the definition thereof; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
(b)    Illegality or Impracticability of Eurodollar Rate Loans or CDOR Loans. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or

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continuation of its Eurodollar Rate Loans or CDOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any Governmental Rule (or would conflict with

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borrowing, or a conversion to or continuation of any Eurodollar Rate Loan or CDOR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment under Sections 2.11 or 2.12 of, or any conversion of, any of its Eurodollar Rate Loans or CDOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans or CDOR Loans is not made on any date specified in a notice of prepayment given by Borrowers; and (iv) if an assignment of any Loan by a Terminated Lender pursuant to Section 2.16(c) occurs on a date prior to the last day of an Interest Period applicable to that Loan.
(d)    Assumptions Concerning Funding of Eurodollar Rate Loans or CDOR Loans. Calculation of all amounts payable to a Lender under Section 2.16(c) shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans or CDOR Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate or CDOR Rate in an amount equal to the amount of such Eurodollar Rate Loan or CDOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit or CDOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans or CDOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under Section 2.16(c).
2.17    Increased Costs; Capital or Liquidity Adequacy
(a)    Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include each LC Issuing Bank for purposes of this Section 2.17(a)) shall determine that any Change in Law: (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender, or (iii) imposes any other condition, cost or expense (other than with respect to Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the applicable interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, continuing, converting into or maintaining ~~Revolving~~ Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then each Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest

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or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or

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(in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender or Non-US Agent becomes a Beneficiary under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or Administrative Agent), whichever of the following is applicable:
a.    in the case of a Non-US Lender or Non-US Agent claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
b.    executed copies of IRS Form W-8ECI;
c.    in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and that interest payments on the ~~Revolving~~ Loan(s) are not effectively connected with the conduct of a trade or business within the United States of the Non-US Lender (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN- E; or
d.    to the extent a Non-US Lender or Non-US Agent is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if a Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(3)    any Non-US Lender or Non-US Agent shall, to the extent it is legally entitled to do so, deliver to Borrowers and Administrative Agent (in such number of copies as shall be requested by the recipient) on or

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(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Incremental Term Loan Lenders”, “Required 2019 Incremental Term Loan Lenders” (as applicable) or Section 10.5.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize each LC Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20(c); fourth, as Borrowers may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any ~~Revolving~~ Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrowers, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each LC Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20(c); sixth, to the payment of any amounts owing to the Lenders, the LC Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Letters of Credit or Swingline Loans are held by the Lenders pro rata in accordance with the applicable Revolving Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting

CREDIT AGREEMENT (PATTERN REVOLVER)

Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral

CREDIT AGREEMENT (PATTERN REVOLVER)

“Available Incremental Amount”); provided that any such request for Incremental Facilities shall be in a minimum amount of $10,000,000.
(b)    Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which Borrowers propose that the Increased Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (unless the Administrative Agent otherwise agrees to a shorter period) and (ii) the identity of each Lender or other Person (which shall be an Eligible Assignee) (each, an “Increased Commitment Lender” or “Incremental Term Loan Lender,” as applicable) to whom Borrowers propose any portion of such Increased Commitments or Incremental Term Loan Commitments, as applicable, initially be allocated and the amounts of such allocations (and whether any such Increased Commitment Lender or its Affiliates will become an Issuing Bank and, if so, the amount of each such Person’s Lender Sublimit); provided that any existing Lender approached to provide all or a portion of the Increased Commitments or Incremental Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide such commitments. Any Incremental Term Loans made on an Increased Amount Date shall be designated as a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement or, if made on terms identical to any existing Series of Incremental Term Loans, may constitute a part of such Series of Incremental Term Loans. The term “Incremental Term Loan Lenders” shall include the 2019 Incremental Term Loan Lenders, the term “Increased Amount Date” shall include the 2019 Incremental Amendment Closing Date and the term “Series” shall include the 2019 Incremental Term Loans.
(c)    The Administrative Agent shall promptly notify Borrowers and the existing Lenders of (x) the Increased Commitments and the Increased Commitment Lenders or the Incremental Term Loan Commitments and the Incremental Term Loan Lenders, as applicable and (y) in the case of each notice to any Lender, the respective interests in such Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section 2.22. Each Increased Commitment Lender and Incremental Term Loan Lender shall be subject to the provisions of Section 2.18.
(d)    On any Increased Amount Date on which Increased Commitments are made effective or available, subject to the satisfaction of the terms and conditions in this Section 2.22, each of the existing Lenders shall assign to each of the Increased Commitment Lenders, and each of the Increased Commitment Lenders shall purchase from each of the existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and unused Revolving Commitments will be held by existing Lenders and such Increased Commitment Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Increased Commitments to the Revolving Commitments, (i) each Increased Commitment shall be deemed for all purposes a Revolving Commitment and each Incremental Revolving Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (ii) each Increased Commitment Lender shall become a Lender with respect to the Increased Commitment and all matters relating thereto. The Increased Commitments shall become Revolving Commitments under this Agreement pursuant

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to an Incremental Amendment and, as appropriate, amendments to the other Credit Documents. Such amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22.
(e)    On any Increased Amount Date on which any Incremental Term Loan Commitments of any Series are effective, subject to the satisfaction of terms and conditions to be mutually agreed between the applicable Borrower and the Incremental Term Loan Lenders providing such Incremental Term Loans (and including the terms and conditions in this Section 2.22), each Incremental Term Loan Lender of such Series shall make a Loan to the applicable Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Series and (i) each Incremental Term Loan Lender of such Series shall become a Lender hereunder with respect to its Incremental Term Loan Commitment and the Incremental Term Loans of such Series made pursuant thereto. The term “Incremental Term Loans” shall include the 2019 Incremental Term Loans.
(f)    The terms and provisions of the Incremental Facilities shall be, (i) except as otherwise set forth herein, as agreed in the Incremental Amendment and, as appropriate, any necessary amendments to the other Credit Documents, executed by the Borrowers, the applicable Increased Commitment Lenders and Incremental Term Loan Lenders providing such Increased Commitments and Incremental Term Loan Commitments, respectively, and the Administrative Agent and (ii) subject to the limitations in clauses (A) and (B) below, not more restrictive, taken as a whole, to the Borrowers and the other Credit Parties than those applicable to any Revolving Credit Facility at the time of incurrence of such Incremental Facility, unless such other terms (1) apply only after the Latest Maturity Date of each such Revolving Credit Facility in effect at the time of incurrence of such Incremental Facility, (2) shall also apply to each Revolving Credit Facility at the time of incurrence of such Incremental Facility (which such application shall not require the consent of the Lenders or the Administrative Agent if so reasonably determined by the Borrowers) or (3) in the case of Incremental Term Facilities, relate to mandatory prepayments, premiums (including make-whole provisions), interest, fees or (subject to the ~~foregoing~~terms of the next sentence) maturity or amortization. In any event, (A) the Weighted Average Life to Maturity of any such Incremental Term Facility shall be no shorter than 75% of the remaining time to maturity date of the Revolving Loans in effect at such time of incurrence, (B) the applicable Maturity Date for any such Increased Commitments shall be no shorter than the Latest Maturity Date for all Revolving Loans at the time of incurrence of such Incremental Facility, (C) any Increased Commitments (and the Revolving Loans made thereunder) shall have the same terms as the existing Revolving Commitments and (D) each Incremental Facility shall be secured by a pari passu or junior lien on the Collateral securing the Revolving Credit Facility pursuant to documents substantially in the form of the Collateral Documents in place on the Closing Date (or otherwise more favorable to the Borrowers in the case of any Incremental Term Loans), with such changes necessary to reflect the junior status of any junior liens. Without limiting the foregoing, any Incremental Amendment establishing or increasing Incremental Term Facilities may provide that the mandatory prepayment provisions of Section 2.12 permit such prepayments to be applied first to any Incremental Term Loans and customary provisions to permit buy-backs of term loan debt (solely below par and subject to no Default or Event of Default).

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otherwise render all or any portion of the Obligations unenforceable. No Credit Party is a “registered investment company” or a company “controlled” by a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.17    Margin Stock. No Credit Party or any Restricted Operating Company Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the ~~Revolving~~ Loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation U or X of said Board of Governors.
4.18    Employee Matters. Except as would otherwise be reasonably expected to result in a Material Adverse Effect, (a) neither Borrowers nor any of their Restricted Subsidiaries (i) has, nor has it ever had, any employees and it has never directly contracted with individuals who are not independent contractors, (ii) maintains, contributes to or has any direct obligation to maintain or contribute to, any Employee Benefit Plan; and (iii) has any actual or potential liabilities with respect to any Pension Plan, including as a result of its affiliation with any of its ERISA Affiliates or as a result of the occurrence of an ERISA Event, or (b) no Person treated as an independent contractor by either Borrower or any of their Restricted Subsidiaries shall have been classified as an employee under any Governmental Rule.
4.19    Solvency. The Credit Parties and the Restricted Operating Company Subsidiaries are each Solvent on the Closing Date.
4.20    Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains, when taken as a whole with other such representations and warranties, any untrue statement of a material fact or omits to state a material fact (known to the Credit Parties, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.
4.21    Sanctions, Patriot Act, FCPA. To the extent applicable, each Credit Party and Restricted Operating Company Subsidiary and, to the knowledge of each such Credit Party, each of their respective officers, directors, employees and agents, is in compliance, in all material respects, with each of (i) the sanctions regulations of the United States Treasury Department’s Office of Foreign Assets Control (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). Neither the Credit Party nor any Restricted Operating

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Company Subsidiary will use, directly or indirectly, any part of the proceeds for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
4.22    OFAC. No Credit Party or Restricted Operating Company Subsidiary, or, to the knowledge of each such Credit Party, any officer, director, employee or agent of any of the foregoing, is (a) currently the subject of any Sanctions or (b) is engaged in any transaction with any Person who is the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No ~~Revolving~~ Loan, nor the proceeds from any ~~Revolving~~ Loan, has been used, directly or indirectly, by any Credit Party to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or, to the knowledge of any Credit Party, to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, Administrative Agent or LC Issuing Bank) of Sanctions.
4.23    Canadian Pension and Benefit Plans. There are no Canadian Pension Plans or Canadian Multiemployer Pension Plans presently in force. The Canadian Benefit Plans have been administered in all material respects in accordance with their terms, applicable collective bargaining agreements, and administrative guidelines and applicable Governmental Rules. No Borrower or Subsidiary of a Borrower has breached any fiduciary duty owed to beneficiaries of any Canadian Benefit Plan. There are no outstanding disputes, investigations, examinations or legal proceedings concerning the assets of any Canadian Benefit Plans (other than routine claims for benefits). No contributions or premium payments required to be made or paid by any Borrower or any Subsidiary of a Borrower to the Canadian Benefit Plans have been missed. There are no outstanding material liabilities in connection with any Canadian Benefit Plan relating to the employees, former employees (or their beneficiaries) of any Borrower or Subsidiary of a Borrower that has been terminated, and each such terminated Canadian Benefit Plan has been terminated in accordance with its terms and applicable Governmental Rules. There are no current pending actions, suits, claims, or investigations in respect of any Canadian Benefit Plan (other than routine claims for benefits).
SECTION 5.    AFFIRMATIVE COVENANTS
The Credit Parties covenant and agree that until the Termination Date, each Credit Party shall perform, and where applicable shall cause its Restricted Subsidiaries to perform, all covenants in this Section 5 unless a written consent or waiver is obtained in accordance with Section 10.5.
5.1    Financial Statements and Other Reports. Borrowers will deliver to Administrative Agent and Lenders (which delivery to Lenders may be satisfied by the posting of relevant documents to IntraLinks):
(a)    Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days (or earlier as may be required for the filing of Sponsor’s financial

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obligations or duties under the Credit Documents from those originally mutually intended or contemplated. In furtherance and not in limitation of the foregoing, (i) each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral (subject to limitations contained in the Credit Documents); and (ii) in respect of any amalgamation of a Credit Party pursuant to any Governmental Rule of Canada, the resulting entity shall deliver to the Administrative Agent and the Collateral Agent such confirmations, evidence of registrations and opinions as may be reasonably requested by the Administrative Agent and Collateral Agent.
5.12    Separateness. Without limiting the ability of the Credit Parties to undertake any transaction permitted pursuant to the terms of this Agreement, the Credit Parties shall comply at all times with, and shall cause the Restricted Operating Company Subsidiaries to comply at all times with, the separateness provisions set forth on Schedule 5.12.
5.13    [Reserved.]
SECTION 6.    NEGATIVE COVENANTS
The Credit Parties covenant and agree that, until the Termination Date, unless a consent or waiver is obtained in accordance with Section 10.5, each Credit Party shall perform, and where specified shall cause its Restricted Subsidiaries to perform, all covenants in this Section 6.
6.1    Indebtedness. No Credit Party shall, nor shall any Credit Party permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the following Indebtedness (“Permitted Indebtedness”):
(a)    the Obligations (including the Indebtedness incurred pursuant to Sections 2.22 and 2.24);
(b)    Permitted Project Debt and any Permitted Refinancing thereof;
(c)    to the extent constituting Indebtedness, contingent obligations under or in respect of performance bonds, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees, indemnification obligations, workers’ compensation claims and self- insurance obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations in each case incurred by a Borrower or Restricted Subsidiary, in the ordinary course of business and not in connection with debt for borrowed money;
(d)    intercompany Indebtedness owed by (i) (x) US Borrower to US Pledgor (or its permitted successor that owns one hundred percent (100%) of the Capital Stock of US Borrower) or (y) Canada Borrower to Canada Pledgor (or its permitted successor that owns one hundred percent (100%) of the Capital Stock of Canada Borrower), (ii) any Restricted Holding Company Subsidiary to the Borrower that is its parent company, (iii) any Restricted Operating Company Subsidiary to its respective Restricted Holding Company Subsidiary (or, in any case, to the Borrower or Restricted Subsidiary that is its parent company), (iv) any Restricted

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6.13     Sanctions. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, permit any ~~Revolving~~ Loan or the proceeds of any ~~Revolving~~ Loan, directly or indirectly, (a) to be knowingly lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction or (b) to knowingly fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions.
6.14    No Employees. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, hire any employees or enter into any contractual or other arrangements with any Person that would require any such Credit Party or Restricted Subsidiary to be subject to or to comply with any applicable Governmental Rules concerning labor, employment, wages or worker benefits, in each case (i) in the United States or (ii) outside of the United States if, in the case of this clause (ii), such hiring or entering into any contractual or other arrangements could reasonably be expected to result in a Material Adverse Effect. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, maintain or contribute to, or have any obligation to maintain or contribute to (i) any Employee Benefit Plan or (ii) any Canadian Pension Plan or Canadian Multiemployer Pension Plan if, in the case of this clause (ii), such maintenance or contribution could reasonably be expected to result in a Material Adverse Effect.
6.15    [Reserved.]
6.16    Disqualified Stock. The Credit Parties shall not issue any Disqualified Stock, except to the extent that if constituting “Indebtedness”, Section 6.1 would permit the issuance thereof.
6.17    Project Financing Documents. No Borrower or Restricted Subsidiary shall consent to any amendment or other modification to any Project Financing Document or Transaction Document, except to the extent such amendment or other modification would not reasonably be expected to have a Material Adverse Effect.
6.18    Subsidiaries. No Credit Party shall have any Subsidiaries, other than Restricted Subsidiaries. No Credit Party shall permit any of its Restricted Operating Company Subsidiaries to have any Subsidiaries other than non-operating Subsidiaries established primarily for the purpose of establishing or otherwise facilitating the structuring of Permitted Project Debt.
SECTION 7.    GUARANTY
7.1    Guaranty of the Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of an automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief Laws) (collectively, the “Guaranteed Obligations”).
7.2    Payment by Guarantors. Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may

CREDIT AGREEMENT (PATTERN REVOLVER)

Chicago Branch, in its capacity as Syndication Agent shall not have any obligations but shall be entitled to all benefits of this Section 9.
(c)    Citibank, N.A. is hereby appointed as Documentation Agent, and each Lender and LC Issuing Bank hereby authorizes the Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. The Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, Citibank, N.A., in its capacity as Documentation Agent shall not have any obligations but shall be entitled to all benefits of this Section 9.
9.2    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein regardless of whether a Default or Event of Default has occurred and is continuing.
9.3    General Immunity
(a)    Reliance by Agents. Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a ~~Revolving~~ Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuing Banks, Agents may presume that such condition is satisfactory to such Lender or the LC Issuing Banks unless Agents shall have received notice to the contrary from such Lender or the LC Issuing Banks prior to the making of such ~~Revolving~~ Loan or the issuance of such Letter of Credit. Agents may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(b)    Exculpatory Provisions. No Agent nor any of its Representatives shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by final and nonappealable judgment of a court of competent

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exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as the case maybe, and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
9.4    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders.
9.5    Lenders’ Representations, Warranties and Acknowledgment. Each Lender represents and warrants that, without reliance upon Administrative Agent or any other Lender or any of their Related Parties, it has made its own independent investigation of the financial condition and affairs of the Credit Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Credit Parties. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of ~~the Revolving Loans~~any Loan or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
9.6    Resignation of Administrative Agent
(a)    Administrative Agent or Collateral Agent may at any time give notice of its resignation to the Lenders, the LC Issuing Banks and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Borrowers (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and Borrowers) (the “Resignation

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of counsel to the Agents and the Lenders, and costs of settlement, incurred by Administrative Agent and Collateral Agent and any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any negotiations, refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings. The agreements in this Section 10.2 shall survive repayment of the ~~Revolving~~ Loans and all other amounts payable hereunder.    All fees and disbursements payable to US or Canadian counsel in connection with this Agreement and the other Credit Documents shall be paid on a full indemnity basis.
10.3    Indemnity
(a)    In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend, indemnify, pay promptly upon demand and hold harmless, each Agent, Lender and LC Issuing Bank and their respective Related Parties (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent (i) such Indemnified Liabilities are found by a final and nonappealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of that Indemnitee, (ii) such Indemnified Liabilities are found by a final and nonappealable judgment of a court of competent jurisdiction to arise out of a breach of any obligation of such Indemnitee due to its gross negligence or willful misconduct under this Agreement and the other Credit Documents, including to the wrongful dishonor by an LC Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (iii) such Indemnified Liabilities arise out of any dispute solely among Indemnitees (other than claims against any Indemnitee in its capacity or in fulfilling its role as Agent and the other Credit Documents and other than any claims involving any act or omission on the part of Borrowers, their Restricted Subsidiaries or any other Affiliates). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any Governmental Rule or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Governmental Rules to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Without limiting the provisions of Section 2.18(d), this Section 10.3(a) shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)    To the extent that Borrowers for any reason fail to indefeasibly pay any amount required under Sections 10.2 and 10.3(a) to be paid by it to any Agent (or any sub-agent thereof), the LC Issuing Banks, or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), the LC Issuing Banks, or such Related Party, as the case may be, such Lender’s pro rata share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or

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indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or the LC

CREDIT AGREEMENT (PATTERN REVOLVER)

the Revolving Commitments and the repayment of the Loans and all other amounts payable hereunder.
10.4    Set-Off. In addition to any rights now or hereafter granted under applicable Governmental Rules and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender, each LC Issuing Bank and each of their respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender, LC Issuing Bank or Affiliate of such Lender or LC Issuing Bank to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender, LC Issuing Bank or Affiliate of such Lender or LC Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender, LC Issuing Bank or Affiliate of such Lender or LC Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the ~~Revolving~~ Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.15 and 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, LC Issuing Banks, Lenders and their respective Affiliates, and (y) Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each LC Issuing Bank and each of their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, LC Issuing Bank or Affiliate of such Lender or LC Issuing Bank may have.
10.5    Amendments and Waivers
(a)    Required Lenders’ Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders; provided that (i) any term of the Credit Documents may be amended or waived by Borrowers and Administrative Agent (or if applicable, Collateral Agent) without the consent of any other party if that amendment or waiver is to cure defects or omissions, resolve ambiguities or inconsistencies or reflect changes of a minor, technical or administrative nature, or otherwise for the benefit of all or any of the Secured Parties and (ii) any amendment, waiver or modification of any term or provision relating only to the Revolving Lenders

CREDIT AGREEMENT (PATTERN REVOLVER)

shall not require the consent of any Incremental Term Loan Lender unless such Incremental Term Loan Lender would be directly affected by any such amendment, waiver or modification that has an effect set forth in any of Sections 10.5(b)(i)-(vii).
(b)    Affected Lenders’ Consent. Without the written consent of each Lender (other than, solely with respect to Sections 10.5(iii) through (vii), a Defaulting Lender) that would be directly affected thereby, no amendment, modification, termination, or consent (including amendments or modifications to any relevant definitions in Section 1) shall be effective if the effect thereof would:
(i)    extend (i) any Revolving Commitment of such Lender or (ii) the scheduled final maturity of any Loan or Note of such Lender;
(ii)    increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender;
(iii)    reduce the Commitment Fee Rate or the rate of interest on any Loan of such Lender (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9 or the definition of “Default Rate”) or any fee (including Letter of Credit Fee) or other payment obligations payable hereunder to such Lender; provided that any amendment or other modification of any financial covenant definition in this Agreement shall not constitute a reduction in the rate of interest for the purpose of this clause (iii); provided further, that the establishment of an alternative rate of interest~~, as referenced in the definition of “Eurodollar Rate”~~pursuant to Section 2.16(a) and related amendments to effectuate such establishment shall only require the consent of the Required Lenders;
(iv)    extend the time for payment of any such interest, fees or scheduled payments in respect of Incremental Term Loans payable to a Lender under this Agreement without the written consent of the Lender to which such interest or fee is directly payable (excluding the waiver of any mandatory prepayment or the payment of any expense, cost or indemnity);
(v)    reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit due to such Lender;
(vi)    amend the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Incremental Term Loan Lenders”, “Required 2019 Incremental Term Loan Lenders” or “Pro Rata Share” or any other provision in this Agreement affecting the ratable treatment of the repayment of principal, interest and fees or other Obligations under this Agreement; provided that, with the consent of the Required Lenders, the Required Revolving Lenders or the Required Incremental Term Loan Lenders, as applicable, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders”, “Required Revolving Lenders”, “Required Incremental Term Loan Lenders”, “Required 2019 Incremental Term Loan Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

CREDIT AGREEMENT (PATTERN REVOLVER)

consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.
Notwithstanding anything to the contrary in this Agreement (including this Section 10.5) or any other Credit Document, the consent of the Required Lenders, Required Revolving Lenders or Required Incremental Term Loan Lenders shall not be required to make any changes that are necessary in connection with an increase in the Commitments hereunder in accordance with Section 2.22 or any Extension pursuant to Section 2.23.
10.6    Successors and Assigns; Participations; Sale and Transfer Limitations
(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of Administrative Agent and all Lenders. No Lender may Transfer or participate any of its rights under the Credit Documents except as set forth in this Section 10.6 and the penultimate sentence of Section 2.21. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in Section 10.6(f), sub-agents to the Agents to the extent provided in Section 9.3(c), and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the LC Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrowers (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Principal Office a copy of each Assignment Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the ~~Revolving~~ Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Right to Assign. Each Lender shall have the right at any time to Transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Revolving Commitment or Loans (including participations in L/C Obligations and Swingline Loans) or other Obligations owing to it, to any Person meeting the criteria of “Eligible Assignee” (subject to Section 10.6(g)) consented to by Borrowers (not to be unreasonably withheld, conditioned or delayed); provided that no consent of Borrowers shall be required (x) in the case of a Transfer to an Affiliate of a Lender, (y) if an Event of Default has occurred and is continuing or (z) in the case of any Lender, for a Transfer of any Loan and any Revolving Commitment to a Lender. Notwithstanding the foregoing, (a) if any Letter of Credit is outstanding, no Lender may Transfer

CREDIT AGREEMENT (PATTERN REVOLVER)

its payment obligations, matured or contingent, owing to any LC Issuing Bank under Section 2.3(c)(ii) or with respect to L/C Advances under Section

CREDIT AGREEMENT (PATTERN REVOLVER)

The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled or permitted to require such Lender to take or omit to take any action hereunder (except as set forth in any agreement between the applicable Lender and the holder of any such participation with respect to (solely) (i) an extension of the final maturity of any Loan in which such participant is participating, (ii) a reduction in the principal amount of any Loan in which such participant is participating, (iii) consent to the assignment or transfer by any Borrower of its obligations under this Agreement or (iv) release of all or substantially all of the Collateral (taken as a whole) under the Collateral Documents). Borrowers agree that each participant shall be entitled to the benefits of Sections 2.16(c), 2.17 and 2.18 (it being understood that the documentation required under Section 2.18(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided, (1) a participant shall not be entitled to receive any greater payment under Sections 2.16(c), 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of such participation to such participant is made with Borrowers’ prior written consent, (2) a participant shall not be entitled to the benefits of Section 2.18 unless such participant complies with Section 2.18 as though it were a Lender and (3) a participant agrees to be subject to the provisions of Sections 2.19 and 2.21 as if it were an assignee under Section 10.6(c). Each Lender that sells a participation agrees, at Borrowers’ request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 2.19 with respect to any participant. To the extent permitted by Governmental Rules, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided, such participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other Obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Revolving Commitments, Loans, Letters of Credit or other Obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other Obligation is in registered form under Treasury Regulations section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign or pledge all or any portion of its ~~Revolving~~ Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank or any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating

CREDIT AGREEMENT (PATTERN REVOLVER)

circular issued by such Federal Reserve Bank; provided, no Lender, as between Borrowers and such Lender, shall be relieved of any of its

CREDIT AGREEMENT (PATTERN REVOLVER)

OR DIRECTLY OR INDIRECTLY ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY THE PARTY AGAINST WHICH ENFORCEMENT IS SOUGHT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.
10.18    Usury Savings Clause.
(a)    Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Governmental Rules shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the ~~Revolving~~ Loans made hereunder shall bear interest at the Highest Lawful Rate until, to the extent permitted by Governmental Rules, the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the ~~Revolving~~ Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by

CREDIT AGREEMENT (PATTERN REVOLVER)

Governmental Rules, Borrowers shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be deemed to be adjusted to the Highest Lawful Rate as if such excess had never existed, cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the ~~Revolving~~ Loans made hereunder or be refunded to Borrowers.
(b)    Canadian Usury. If any provision of this Agreement would obligate the Canada Borrower to make any payment of interest or other amount payable to any Lender domiciled in Canada in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender domiciled in Canada of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest or the amount or rate of any Letter of Credit Fee required to be paid to the affected Lender under Section 2.10(b)(ii), and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif” shall be effective as delivery of an original executed counterpart of this Agreement.
10.20    Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Administrative Agent of written, electronic or telephonic notification of such execution and authorization of delivery thereof.
10.21    Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Act.
10.22    Canadian AML Legislation. Each Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Canadian anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder and all as amended from

CREDIT AGREEMENT (PATTERN REVOLVER)

time to time or any successors thereto, “Canadian AML Legislation”), Administrative Agent and Lenders may be required to obtain, verify and record information

CREDIT AGREEMENT (PATTERN REVOLVER)

2019 Incremental Term Loan Lender	2019 Incremental Term Loan Commitment	Pro Rata Share
Keybank National Association	$75,000,000	30%
Wells Fargo, N.A.	$75,000,000	30%
Royal Bank of Canada (acting through its New York Branch)	$50,000,000	20%
Bank of America N.A.	$50,000,000	20%

Swingline Lender	Swingline Loan Commitment	Pro Rata Share
Royal Bank of Canada, acting through its New York Branch	$25,000,000.00	100%

Appendix A-1
CREDIT AGREEMENT (PATTERN REVOLVER)

SWINGLINE LENDER
Royal Bank of Canada
Attention: Administrator – GLA
Three World Financial Center, 5th Floor New York, NY 10281
Telephone: (212) 428-6235
Facsimile: (212) 428-3015
2019 INCREMENTAL TERM LOAN LENDERS
Royal Bank of Canada
Attention: Letters of Credit
Three World Financial Center, 5th Floor
New York, NY 10281
Telephone: (212) 428-6235
Facsimile: (212) 428-3015
Bank of America, N.A.
100 N. Tryon St. NC1-007-17-18
Charlotte, NC 28255
Telephone: (980) 386-3354
KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Telephone: (216) 689 7669
Wells Fargo Bank, N.A.
Attention: Wholesale Loan Services
7711 Plantation Rd
Roanoke, VA 24019 MAC R4057-01Z
Telephone: (540) 561-2368
Facsimile: (844) 879-0845

EXHIBIT A-1-C TO
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
INCREMENTAL TERM LOAN BORROWING NOTICE AND CERTIFICATE
[mm/dd/yy]
Reference is made to the Second Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 dated as of March 5, 2018, Amendment No. 2 dated as of July 31, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Pattern US Finance Company LLC, a Delaware limited liability company (“US Borrower”), Pattern Canada Finance Company ULC, a Nova Scotia unlimited company (“Canada Borrower” and, together with US Borrower, “Borrowers”), the Restricted Holding Company Subsidiaries party thereto, the Lenders party thereto from time to time, Royal Bank of Canada, acting through its New York Branch, as Swingline Lender, Administrative Agent and Collateral Agent and Royal Bank of Canada, acting through its New York Branch, Bank of Montreal, Chicago Branch, Morgan Stanley Bank, N.A., Citibank, N.A. and Bank of America, N.A., each as an LC Issuing Bank. All capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.1(d) of the Credit Agreement, [US Borrower][Canada Borrower] desires that the Incremental Term Loan Lenders make the following Incremental Term Loans to [US Borrower][Canada Borrower] in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Proposed Credit Date”):

Base Rate Loans:	$[ , , ]
Canadian Prime Rate Loans:	$[ , , ]
Eurodollar Rate Loans, with an Initial Interest Period commencing on and ending on [ ] and ending on [ ]:	$[ , , ]
CDOR Loans, with an initial Interest Period commencing on [ ]and ending on [ ]:	$[ , , ]

[US Borrower][Canada Borrower] hereby certifies that, as of the Proposed Credit Date:
(a)    the representations and warranties of the Credit Parties (on behalf of themselves, and, where applicable, on behalf of the Restricted Operating Company Subsidiaries) and the

2 Choose applicable Borrower. If US Borrower and Canada Borrower wish to draw down separate Incremental Term Loans at the same time, Borrowers will deliver two (2) separate notices, each executed by the applicable Borrower.

EXHIBIT A-1-C-1
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Pledgor (as defined in the US Pledge Agreement or the Canada Pledge Agreement, as applicable) contained in each of the Credit Documents are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of the Proposed Credit Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or any similar qualifier, in which case, it shall be true and correct in all respects) on and as of such earlier date;
(b)    no event has occurred and is continuing or would result from the consummation of the applicable Credit Extension to occur on the Proposed Credit Date that would constitute either a Default or an Event of Default;
(c)    Borrowers are in compliance with the Leverage Ratio and Interest Coverage Ratio requirements described in Section 6.6 of the Credit Agreement for the immediately preceding Measurement Period;
(d)    since December 31, 2016, no event, circumstance or change has occurred that has caused or could reasonably be expected to result in a Material Adverse Effect; and
(e)    to the Borrower’s actual knowledge, neither Administrative Agent nor any Lender has received any order or demand in respect of a Borrower under Section 224(1.1) of the ITA (Canada), Section 317 of the Excise Tax Act (Canada) or any similar federal, state, provincial or local legislations.
[Signature Page Follows]

EXHIBIT A-1-C-2
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Executed and delivered as of the date first written above.

[PATTERN US FINANCE COMPANY LLC] [PATTERN CANADA FINANCE COMPANY ULC]
By:
Name:
Title:

EXHIBIT A-1-C-3
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Executed and delivered as of the date first written above.

[PATTERN US FINANCE COMPANY LLC] [PATTERN CANADA FINANCE COMPANY ULC]
By:
Name:
Title:

EXHIBIT A-2-C TO
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
CONVERSION/CONTINUATION NOTICE
[mm/dd/yy]
Reference is made to the Second Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 dated as of March 5, 2018, Amendment No. 2 dated as of July 31, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Pattern US Finance Company LLC, a Delaware limited liability company (“US Borrower”), Pattern Canada Finance Company ULC, a Nova Scotia unlimited company (“Canada Borrower” and, together with US Borrower, “Borrowers”), the Restricted Holding Company Subsidiaries party thereto, the Lenders party thereto from time to time, Royal Bank of Canada, acting through its New York Branch, as Swingline Lender, Administrative Agent and Collateral Agent and Royal Bank of Canada, acting through its New York Branch, Bank of Montreal, Chicago Branch, Morgan Stanley Bank, N.A., Citibank, N.A. and Bank of America, N.A., each as an LC Issuing Bank. All capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.8 of the Credit Agreement, [US Borrower][Canada Borrower] desires to convert or to continue the following Incremental Term Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$ [ , , ]	Eurodollar Rate Loans to be continued with Interest Period commencing on [] and ending on [ ]
$ [ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period commencing on [ ] and ending on [ ]
$ [ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

[[US Borrower][Canada Borrower] hereby certifies that, as of the date hereof, no Event of Default has occurred and is continuing.]

EXHIBIT A-1-C-4
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

3 This notice must be dated, and delivered to Administrative Agent no later than 11:00 a.m. (New York City time), (i) on the date of the proposed Conversion/Continuation Date in the case of a conversion to a Base Rate or (ii) at least three (3) Business Days in advance of the proposed Conversion/Continuation Date, in the case of a conversion to, or continuation of, a Eurodollar Rate Loan.
4 Not to be included if the requested conversions or continuations are of Eurodollar Rate Loans to Base Rate Loans.

[Signature Page Follows]

EXHIBIT A-2-C-1
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Executed and delivered as of the date first written above.

[PATTERN US FINANCE COMPANY LLC] [PATTERN CANADA FINANCE COMPANY ULC]
By:
Name:
Title:

EXHIBIT A-2-C-2
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

EXHIBIT B-3 TO
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
US DOLLAR DENOMINATED TERM LOAN NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
$[ , , ]1
[mm/dd/yy]2    [New York, New York]
FOR VALUE RECEIVED, [PATTERN US FINANCE COMPANY LLC, a Delaware limited liability company] [PATTERN CANADA FINANCE COMPANY ULC, a Nova Scotia unlimited company]3 (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its permitted registered assigns, on or before the Termination Date the lesser of (a) [     ] DOLLARS ($[ , , ][1]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Incremental Term Loans under the Credit Agreement referred to below.
Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of the Second Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 dated as of March 5, 2018, Amendment No. 2 dated as of July 31, 2019 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Pattern US Finance Company LLC, a Delaware limited liability company (“US Borrower”), Pattern Canada Finance Company ULC, a Nova Scotia unlimited company (“Canada Borrower” and, together with US Borrower, “Borrowers”), the Restricted Holding Company Subsidiaries party thereto, the Lenders party thereto from time to time, Royal Bank of Canada, acting through its New York Branch, as Swingline Lender, Administrative Agent and Collateral Agent and Royal Bank of Canada, acting through its New York Branch, Bank of Montreal, Chicago Branch, Morgan Stanley Bank, N.A., Citibank, N.A. and Bank of America, N.A., each as an LC Issuing Bank. All capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreement.
The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type of Loan and amount of each Incremental Term Loan made pursuant to the

1	Insert Incremental Term Loan Lender’s Incremental Term Loan Commitment.

2	Insert date of Issuance.

3	Choose applicable Borrower. If US Borrower and Canada Borrower are to issue separate notes at the same time, Borrowers will deliver two separate notes, each executed by the applicable Borrower.

EXHIBIT B-3-1
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type of Loan and, in the case of Eurodollar Rate Loans, the length of each Interest Period with respect thereto. Each such indorsement, to the extent consistent with such holder’s accounts maintained in accordance with Section 2.6(a) of the Credit Agreement, shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of Borrower in respect of any Incremental Term Loan.
This Note is one of the “US Dollar Denominated Term Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Incremental Term Loans evidenced hereby were made and are to be repaid. This Note is also entitled to the benefits of each Guaranty as and to the extent set forth therein and in the Credit Agreement and is secured by the Collateral as and to the extent set forth in the Collateral Documents.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent, consented to by Borrower and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.
This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.
THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest and demand notice of every kind.

EXHIBIT B-3-2
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

[Signature Page Follows]

EXHIBIT B-3-3
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

[PATTERN US FINANCE COMPANY LLC][PATTERN CANADA FINANCE COMPANY ULC]
By:
Name:
Title:

EXHIBIT B-3-4
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Schedule A
to US Dollar Denominated Incremental Term Loan Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Rate Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

EXHIBIT B-3-5
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

Schedule B
to US Dollar Denominated Incremental Term Loan Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR
RATE LOANS

Date	Amount of Eurodollar Rate Loans	Amount Converted to Eurodollar Rate Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Rate Loans Repaid	Amount of Eurodollar Rate Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Rate Loans	Notation Made By

EXHIBIT B-3-6
EXHIBITS TO CREDIT AGREEMENT
    (PATTERN REVOLVER)

ANNEX B
ADDITIONAL AMENDMENTS TO CREDIT AGREEMENT
[Attached]

Investment Company.
“Available Incremental Amount” as defined in Section 2.22(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Case Model” as defined in Section 4.8.
“Base Rate” means, for any day, the rate of interest per annum equal to the greater of (i) the rate determined by the Administrative Agent from time to time as its prime commercial lending rate for U.S. Dollar loans in the United States for such day (such rate is not necessarily the lowest rate that the Administrative Agent is charging any corporate customer (any change in the prime rate determined by the Administrative Agent shall take effect at the opening of business on the date of such determination)); (ii) 0.5% per annum above the Federal Funds Rate; and (iii) 1% per annum above the LIBOR Rate having a term of one (1) month. Each interest rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Beneficiary” means each Agent, LC Issuing Bank and Lender, and shall include all former Agents, LC Issuing Banks and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, LC Issuing Banks or Lenders and such Obligations have not been paid or satisfied in full. For purposes of the guarantee and collateral provisions of this Agreement and the other Credit Documents, “Beneficiary” shall also include each counterparty to a Hedge Agreement that is a Secured Hedging Obligation.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower Cash Flow” means, for any period, an amount equal to (a) Available Cash during such period, minus (b) the sum, without duplication, of: (i) the aggregate amount of expenditures actually made by the Credit Parties in Cash during such period and (ii) the amount of Cash taxes actually paid by the Credit Parties during such period. For the avoidance of doubt, the foregoing calculation is subject to the adjustments described in Section 6.6(c).
“Borrower Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness and other amounts that (in each case) in accordance with

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of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means, as the context may require, a Conversion/Continuation Notice substantially in the form of Exhibit A-2-A or Exhibit A-2-B.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Restricted Subsidiary of a Borrower pursuant to Section 5.9.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Parties” as defined in Section 10.28.
“Credit Date” means the date of a Credit Extension.
“Credit Document” means any of this Agreement, the Notes, (if any), the Subordination Agreements (if any), the Collateral Documents, any Letter of Credit Applications or reimbursement agreements or other documents or certificates requested by an LC Issuing Bank executed by Borrowers in favor of an LC Issuing Bank relating to Letters of Credit, and all other certificates, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, any LC Issuing Bank or any Lender in connection herewith.
“Credit Extension” means (a) the making (but not the conversion or continuation) of a Revolving Loan, Swingline Loan or Incremental Term Loan, (b) the issuance, amendment, extension or renewal of a Letter of Credit (other than Auto-Extension Letters of Credit that renew in accordance with their terms) or (c) any increase in the Revolving Commitments.
“Credit Facility” means a Revolving Credit Facility, an Incremental Term Loan Facility, an Extended Facility or a Refinancing Facility, as the context may require.
“Credit Party” means Borrowers, each Restricted Holding Company Subsidiary and each Guarantor.

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attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to Borrowers, each LC Issuing Bank and each Lender.
“Default Rate” means (a) with respect to the principal of a Loan, an interest rate equal to (i) the Base Rate, Canadian Prime Rate, CDOR Rate or the Eurodollar Rate (as applicable to such Loan), plus (ii) the Applicable Margin applicable to such Loan, plus (iii) 2.00% and (b) with respect to any Obligation not referred to in clause (a), (i) the Base Rate or Canadian Prime Rate (as applicable), plus (ii) the Applicable Margin applicable to Base Rate Loans or Canadian Prime Rate Loans (as applicable), plus (iii) 2.00%.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Deposit Account” means any demand, time, savings, passbook or like account, which if owned by a Grantor is in compliance with the terms of the applicable Collateral Document with respect to perfection of the Collateral Agent security interest therein.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise prior to the 91st date prior to the latest Revolving Loan Termination Date in effect at such time of issuance; (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of either Borrower or convertible into or exchangeable for Qualified Stock) on or prior to the 91st date prior to the latest Revolving Loan Termination Date in effect at such time of issuance; (c) is redeemable at the option of the holder of the Capital Stock in whole or in part on or prior to the 91st date prior to the latest Revolving Loan Termination Date in effect at such time of issuance (excluding customary put rights upon a change of control) or (d) requires the payment of any cash dividend or any other scheduled payment constituting a return of capital (other than payments solely consisting of Qualified Stock) on or prior to the 91st date prior to the latest Revolving Loan Termination Date in effect at such time of issuance.
“Disregarded US Subsidiary” means any US Subsidiary (a) that has no material assets other than Capital Stock or Indebtedness of one or more Subsidiaries that are Japan Subsidiaries and other incidental assets related thereto (including other interests in Japanese Projects) or (b) that has no material assets other than Capital Stock or Indebtedness of one or more Subsidiaries

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Date. Notwithstanding the foregoing, Borrowers may request irregular Interest Periods with a duration other than a one- (1), two- (2), three- (3) or six- (6) month Interest Period in order to consolidate outstanding Interest Periods and payment dates. Upon receipt of a Borrowing Notice And Certificate or Conversion/Continuation Notice from Borrowers which includes a request for such an irregular Interest Period, the Administrative Agent and Lenders shall use commercially reasonable efforts to provide Borrowers with such irregular Interest Period as long as such Interest Period does not exceed the Revolving Commitment Termination Date and is available to Lenders in the applicable interbank market, in the reasonable judgment of the Administrative Agent and the Lenders.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Closing Date and from time to time thereafter, and any successor statute.
“Internally Generated Cash” means Cash that is recurring or reasonably expected to recur and generated in the ordinary course of operations or business of a Restricted Operating Company Subsidiary or Permitted Minority Investment Company.
“Intralinks” means the online digital workspace owned by Intralinks, Inc., which provides for the exchange of documents and other information over the internet and to which the Secured Parties are granted access (and any other service performing substantially the same function which is reasonably satisfactory to Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers and agreed to be treated as “Intralinks” for purposes of this Agreement).
“Investment” means (a) any direct or indirect purchase or other acquisition by Borrowers or any of their Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Borrowers or another Restricted Subsidiary), by division or otherwise; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary or Borrowers from any Person (other than Borrowers or any Restricted Subsidiary), of any Capital Stock of such Person, by division or otherwise; and (c) any direct or indirect loan, advance (other than advances to employees for moving, relocation, business, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Restricted Subsidiaries to any other Person (other than Borrowers or any Restricted Subsidiary), including Permitted Project Acquisitions and all Indebtedness and accounts receivable from that other Person but only to the extent that the same are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write- offs with respect to such Investment.
“IRS” means the United States Internal Revenue Service.

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Restricted Subsidiary that is (A) solely in the case of such pledging Restricted Subsidiary, a direct or indirect parent company or (B) in the case of such Borrower or such pledging Restricted Subsidiary, the general partner of such Restricted Operating Company Subsidiary) or Permitted Minority Investment Company (or the general partner of such Permitted Minority Investment Company), and any proceeds thereof, or (ii) intercompany debt) pursuant to a Project Financing Document, (b) the incurrence or issuance, as applicable, by any Restricted Subsidiary or Restricted Subsidiaries of Indebtedness or Disqualified Stock (which may include the incurrence by the Borrower of such Indebtedness, so long as the recourse of such Indebtedness against assets of the Borrower is limited to a pledge of Capital Stock (including tax equity interests) or intercompany debt, in each case with respect to the applicable Restricted Subsidiaries or Permitted Minority Investment Companies) to finance a dividend, distribution, return of capital or loan to, Investment in or acquisition or ownership of, a Borrower or any Restricted Subsidiary (or Person that upon completion of an acquisition (including by division), will become a Restricted Subsidiary); provided that such amounts are not used (at the time of the establishment of such Indebtedness, the making of such dividend, distribution, return of capital, loan, Investment or Acquisition) to make Restricted Payments or an extension of credit (in the form of Permitted Subordinated Indebtedness or otherwise) to the Sponsor or a Pledgor, and (c) Permitted Refinancings of Permitted Project Debt set forth in clauses (a) and (b) of this definition.
“Permitted Project Liens” means the Liens securing the Permitted Project Debt and any other Liens permitted under the Project Financing Documents, including the Panhandle B Member 2 Pledge Agreement.
“Permitted Refinancing” means, with respect to any Person, any refinancing, replacement, refunding, renewal or extension of any Indebtedness of such Person in whole or in part; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, replaced, renewed or extended except by an amount equal to the sum of any reasonable and customary transaction costs and fees and any premium on the Indebtedness required to be paid in connection with such refinancing, replacement, renewal or extension unless the increase in the principal amount of such Indebtedness is permitted under Section 6.1; provided that, such refinancing shall not exceed one hundred percent (100%) of the Indebtedness so refinanced, plus any applicable premiums, transaction costs, expenses, fees and interest, plus other amounts to the extent independently permitted to be incurred pursuant to exceptions to Section 6.1 (which shall count as usage thereof), (b) the maturity date for such refinancing, replacement, renewal or extension must not be set at a date that, the good faith judgment of the Borrowers, would impair the ability of the Borrowers to repay the Revolving Loans based on updated pro forma projections prepared by the Borrowers and supplied to the Administrative Agent, (c) such refinancing, replacement, renewal or extension is incurred solely by the Person(s) who is an obligor under the Indebtedness being refinanced, replaced, refunded, renewed or extended and no other Person is an obligor thereunder, and (d) following such refinancing, replacement, renewal or extension of any Indebtedness, the terms of such refinanced, replaced, renewed or extended Indebtedness shall not preclude the Lenders from foreclosing or otherwise exercising remedies pursuant to the Credit Documents, except with respect to any preclusion that existed prior to the effectiveness of such refinanced, replaced, renewed or extended Indebtedness.

CREDIT AGREEMENT (PATTERN REVOLVER)

“Project PPA” means each of the agreements listed in Schedule 1.1(d) and any replacement thereof entered into pursuant to the applicable Project Financing Documents.
“Projections” as defined in Section 4.8.
“Pro Rata Share” means, at any time, with respect to all payments, computations and other matters or amounts relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued, any Swingline Loans made or participations purchased therein by any Lender, the percentage obtained by dividing (a) the Revolving Commitment of that Lender at such time by (b) the aggregate Revolving Commitments of all Lenders at such time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Covered Party” as defined in Section 10.32.
“QFC Credit Support” as defined in Section 10.32.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Stock” means any Capital Stock that is not Disqualified Stock.
“Qualifying Cash” means, with respect to any Project or Permitted Minority Investment Project, Cash (other than Internally Generated Cash) distributed by the relevant Restricted Operating Company Subsidiary or Permitted Minority Investment Company to a Credit Party (or, for purposes of calculating Borrower Cash Flow from non-U.S. and non-Canada Restricted Operating Company Subsidiaries (or non-U.S. and non-Canada Permitted Minority Investment Companies), permitted and available for distribution as provided in the definition of Available Cash) during the Ramp-up Phase for such Project or Permitted Minority Investment Project that is not excluded pursuant to clauses (a) through (h) of the final sentence of the definition of Available Cash and that does not exceed $5,000,000 in the aggregate in respect of such Project or Permitted Minority Investment Project.
“Ramp-up Phase” means, with respect to any Project or Permitted Minority Investment Project, the twelve (12) month period commencing on the later of (i) the month in which such Project or Permitted Minority Investment Project has reached commercial operation and (ii) the month in which the initial distribution of Cash is made by the relevant Restricted Operating Company Subsidiary or Permitted Minority Investment Company to a Credit Party following commercial operation.

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definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).
“Sponsor” means Pattern Energy Group Inc., a Delaware corporation.
“Sponsor G&A Amount” means twenty-five million Dollars ($25,000,000).
“Sponsor G&A Expenses” means operating expenses of Sponsor that shall be limited to salaries, direct overhead and other general and administrative expense of Sponsor to maintain its business and which shall, for the avoidance of doubt, exclude Project-related expenses, development costs, security deposits and any other discretionary or other items.
“Spot Rate” means, with respect to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at 4:30 p.m. (Toronto time) on the Business Day that such conversion is to be made (or, if such conversion is to be made before 4:30 p.m. (Toronto time) on such Business Day, then at approximately close of business on the immediately preceding Business Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Administrative Agent on the Business Day such conversion is to be made in accordance with its normal practice.
“Subject Transaction” as defined in Section 6.6(c).
“Subordination Agreement” means a Subordination Agreement substantially in the form of Schedule 6.1(d), with such amendments or modifications as may be approved by Required Lenders and Borrowers.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which fifty percent (50%) or more of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether Representatives or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrowers.
“Supported QFC” as defined in Section 10.32.

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“US Restricted Operating Company Subsidiary” means any Restricted Operating Company Subsidiary that is a US Subsidiary.
“US Special Resolution Regimes” as defined in Section 10.32.
“US Subsidiary” means a Subsidiary of a Borrower organized under the laws of the Governmental Rules of the United States or any state thereof.
“US Tax Compliance Certificates” means each of the certificates substantially in the form of Exhibits F-1 through F-4, as applicable.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” means from time to time, with respect to any Person, (i) any corporation in which such Person or one or more Wholly-Owned Subsidiaries of such Person owns one hundred percent (100%) of the Capital Stock at such time and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person or one or more Wholly-Owned Subsidiaries of such Person owns one hundred percent (100%) of the Capital Stock at such time.
“Withholding Agent” means any Credit Party and Administrative Agent.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation and, where financial statements are required to be consolidated, GAAP applicable in the United States shall apply. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions used in Section 6.6 hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrowers or Administrative Agent shall so request, Administrative Agent and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders), provided that until so amended, such ratio or requirement shall continue to be

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computed in accordance with GAAP prior to such change therein and Borrowers shall provide to Administrative Agent and

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consummate the transactions contemplated thereby); (iii) such Incremental Equivalent Debt shall not be guaranteed by any Person that is not a Guarantor or the Sponsor; (iv) subject to the limitations in clauses (v) and (vi) below, the terms and provisions of such Incremental Equivalent Debt shall not be more restrictive, taken as a whole, to the Borrower and the other Credit Parties than those applicable to any Revolving Facility at the time of incurrence of such Incremental Equivalent Debt, unless such other terms (1) apply only after the Latest Maturity Date of each Revolving Facility at the time of incurrence of such Incremental Equivalent Debt, (2) shall also apply to the existing Revolving Facilities (which such application shall not require the consent of the Lenders or the Administrative Agent if so reasonably determined by the Borrower) or (3) relate only to mandatory prepayments customary for such type of debt securities, premiums (including make-whole provisions), interest, fees or (subject to the foregoing) maturity or amortization; (v) the Weighted Average Life to Maturity of such Incremental Equivalent Debt that is not revolving debt shall be no shorter than 75% of the remaining time to stated maturity of the Revolving Loans (as in effect on the date of such incurrence); (vi) the stated maturity of such Incremental Equivalent Debt that is revolving debt, shall be no shorter than the Latest Maturity Date at the time of incurrence of such Incremental Equivalent Debt; (vii) if such Incremental Equivalent Debt is in the form of secured debt, a representative acting on behalf of the holders of such Incremental Equivalent Debt shall have executed and delivered an intercreditor agreement in form and substance reasonably acceptable to Administrative Agent (acting at the direction of the Required Lenders, except with respect to any forms of intercreditor agreement previously agreed between the Borrower and the Administrative Agent); and (viii) at the applicable time set forth in Section 1.7, Borrowers are in compliance with the financial covenants set forth in Section 6.6 (treating any Incremental Equivalent Debt as fully issued or drawn, as applicable, for this purpose);
(g)    Indebtedness in respect of any Hedge Agreements not prohibited by the terms of this Agreement;
(h)    Guarantees by any Borrower or Restricted Subsidiary of any Indebtedness otherwise permitted hereunder of any Credit Party (as applicable), and guarantees by any Restricted Operating Company Subsidiary in respect of Indebtedness permitted hereunder of any other Restricted Operating Company Subsidiary;
(i)    Indebtedness that may be deemed to have arisen as a result of agreements of any Borrower or Restricted Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition or division of any business, assets or equity interests of any Subsidiary permitted hereunder, but only to the extent the aggregate maximum liability associated with such provisions do not exceed the gross proceeds (including non-cash proceeds) of such disposition;
(j)    Indebtedness of any Borrower or Restricted Subsidiary consisting of obligations under deferred compensation, deferred purchase price, earn-outs or similar arrangements incurred in connection with any acquisition permitted under Section 6.5(i);
(k)    any other Indebtedness in an amount not to exceed $100,000,000 in the aggregate for the Borrowers and all Restricted Subsidiaries;

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currency other than Dollars or Canadian Dollars; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of all Revolving Lenders and, in the case of any such request with respect to the issuance of Letters of Credit denominated in any such other currency, such request shall be subject to the approval of the applicable LC Issuing Banks, in each case as set forth in Section 10.5(c)(ii).
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., fifteen (15) Business Days prior to the requested date of the making of such Revolving Loan or issuance of such Letter of Credit (or such other time or date as may be agreed by the Administrative Agent (acting at the direction of all Revolving Lenders) and, in the case of any such request pertaining to the issuance of Letters of Credit, the applicable Issuing Banks, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender and, in the case of any such request pertaining to the issuance of Letters of Credit, the applicable LC Issuing Bank thereof. Each applicable Revolving Lender (in the case of any such request pertaining to Revolving Loans) and each applicable LC Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time), ten (10) Business Days after receipt of such request whether it consents (and which consent it shall be entitled to withhold in its sole discretion) to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Revolving Lender or LC Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding paragraph shall be deemed to be a refusal by such Revolving Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all Revolving Lenders consent to making Revolving Loans or the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers, and the Borrowers and the Revolving Lenders shall amend this Agreement and the other Credit Documents solely to the extent necessary to accommodate such Borrowings or Letters of Credit (as applicable), in accordance with Section 10.5(c)(ii). If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.8, the Administrative Agent shall promptly so notify the Borrowers.
1.9    Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

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6.10     Amendments of Organizational Documents; Accounting Changes. No Credit Party shall (a) amend its Organizational Document, other than amendments that do not, taken as a whole, materially, adversely affect the interest of the Administrative Agent or the Lenders or (b) make any material change in accounting policies or reporting practices, except as required by GAAP (including any early adoption of any change to GAAP).
6.11    Fundamental Changes. No Credit Party shall, nor shall any Credit Party allow any Restricted Subsidiary to, merge, amalgamate, enter into any similar combination with (including by division), dissolve, liquidate, consolidate with or into another Person or Transfer (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:
(a)    (i) any Restricted Subsidiary may merge or amalgamate with a Credit Party or Restricted Operating Company Subsidiary; provided that such Credit Party or Restricted Operating Company Subsidiary shall be the continuing or surviving Person, and (ii) any Restricted Subsidiary may merge or amalgamate with any Restricted Subsidiary not described in the foregoing clause (i);
(b)    (i) any Credit Party that is not a Borrower may dispose of all or substantially all of its assets (including any Transfer that is in the nature of a liquidation, division or otherwise) to any other Credit Party, (ii) any Restricted Operating Company Subsidiary may dispose of all or substantially all of its assets (including a Transfer that is in the nature of a liquidation, division or otherwise) to any other Restricted Operating Company Subsidiary or any Credit Party, and (iii) any Restricted Subsidiary that is neither a Credit Party nor a Restricted Operating Company Subsidiary may dispose of all or substantially all of its assets (including a Transfer that is in the nature of a liquidation, division or otherwise) to any Borrower or any other Restricted Subsidiary;
(c)    in connection with any acquisition permitted under Section 6.5, any Restricted Subsidiary may merge into, amalgamate or consolidate with any other Person or permit any other Person to merge into, amalgamate or consolidate with it; provided that, in the case of a Person that is a Wholly-Owned Subsidiary, the Person surviving such merger or amalgamation shall be a Wholly-Owned Subsidiary of a Borrower;
(d)    any Borrower or Restricted Subsidiary may consummate any transaction permitted pursuant to Section 6.7; and
(e)    any Borrower or Restricted Subsidiary may, to the extent not already permitted by clause (c) above, consummate any transaction permitted pursuant to any Permitted Investment.
6.12    Hedge Agreements. No Credit Party shall enter into any Hedge Agreement, except for Hedge Agreements that are entered into in the ordinary course of business and not for speculative purposes.

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date hereof, jointly and severally, as guarantors of the Obligations of US Borrower and Canada Borrower; (c) Canada Borrower, as guarantor of the Obligations of US Borrower but with recourse limited solely to and secured by any Collateral owned by Canada Borrower (the “Limited Recourse Collateral”); and (d) any Restricted Holding Company Subsidiary that executes a guaranty pursuant to, and subject to the limitations set forth in, Section 5.9; provided that, notwithstanding anything to the contrary in this Agreement or any other Credit Document, (i) the Limited Recourse Collateral shall exclude thirty five percent (35%) of the ownership of the Capital Stock of each of the Canada Restricted Holding Company Subsidiaries (ii) not more than 65% of the Capital Stock of any first-tier CFC or FSHCO shall constitute Collateral and no Equity Interests of a direct or indirect Subsidiary of a first-tier CFC or FSHCO shall constitute Collateral. ~~For the avoidance of doubt, notwithstanding~~Notwithstanding anything to the contrary herein, no current or future Restricted Operating Company Subsidiary or Restricted Holding Company Subsidiary that is a Subsidiary of Canada Borrower shall be a Guarantor. or, for the avoidance of doubt, have (or be deemed (or have been deemed) to have) obligations hereunder with respect to any Loans or the transactions contemplated hereby, whether as a Guarantor, indemnitor or other obligor. In the event of any conflict or inconsistency between this Section 7.11(a) and any other provision in this Agreement or any other Credit Document, this Section 7.11(a) shall prevail to the extent of such conflict or inconsistency.
(b)    Whenever Canada Borrower is referred to as a Guarantor for purposes of this Agreement, such reference shall be to its status as a Guarantor of the Obligations of US Borrower with recourse solely limited to the Limited Recourse Collateral. Notwithstanding any other provision in this Agreement or any other Credit Document, the only remedies that the Administrative Agent shall have against Canada Borrower in the event of non-payment by Canada Borrower of the Obligations of US Borrower shall be to enforce its rights in respect of the Limited Recourse Collateral. No judgment in the nature of a deficiency judgment shall be enforced against Canada Borrower, in its capacity as a Guarantor of the Obligations of the US Borrower, out of any of its property, assets or undertaking other than the Limited Recourse Collateral. In the event of any conflict or inconsistency between this Section 7.11(b) and any other provision in this Agreement or any other Credit Document, this Section 7.11(b) shall prevail to the extent of such conflict or inconsistency.
(c)    If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger, amalgamation or consolidation) to a Person that is not a Borrower or a Subsidiary of a Borrower in accordance with the terms and conditions hereof or if any Guarantor shall otherwise no longer be a Subsidiary of the applicable Borrower, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale or disposition.
SECTION 8. EVENTS OF DEFAULT
8.1    Events of Default. If any one or more of the following conditions or events shall occur:

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terms and conditions of the Credit Documents remain in full force and effect unless otherwise specifically amended hereby.
10.31    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the relevant Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.31 for the maximum amount of such liability that can be hereby incurred, without rendering its obligations under this Section 10.31, or otherwise under the relevant Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 10.31 constitute, and this Section 10.31 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
10.32    Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States); in the event a Covered Entity that is party to a Supported QFC (each, a “QFC Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such QFC Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a QFC Covered Party or a BHC Act Affiliate of a QFC Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such QFC Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any QFC Covered Party with respect to a Supported QFC or any QFC Credit Support.

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